    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2005


                                           REGISTRATION STATEMENT NO. 333-114344

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                       POST-EFFECTIVE AMENDMENT NO. 4 TO


                                    FORM F-3
                             ---------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                 AMDOCS LIMITED
             (Exact name of registrant as specified in its charter)
                             ---------------------

              ISLAND OF GUERNSEY                               NOT APPLICABLE
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                      SUITE 5, TOWER HILL HOUSE LE BORDAGE
          ST. PETER PORT, ISLAND OF GUERNSEY, GY1 3QT CHANNEL ISLANDS
                               011-44-1481-728444
   (Address and telephone number of registrant's principal executive offices)

                                  AMDOCS, INC.
          1390 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017
                    ATTENTION: THOMAS G. O'BRIEN, TREASURER
                                 (314) 212-8328
           (Name, address and telephone number of agent for service)
                             ---------------------
      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                             ROBERT A. SCHWED, ESQ.
                   WILMER CUTLER PICKERING HALE AND DORR LLP
                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                                 (212) 230-8800


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X] ____________

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c), MAY DETERMINE.

                                EXPLANATORY NOTE


THIS POST-EFFECTIVE AMENDMENT NO. 4 TO FORM F-3 IS BEING FILED TO ADD THE NAMES AND RESPECTIVE HOLDINGS OF CERTAIN SELLING SECURITYHOLDERS IN THE TABLE UNDER THE CAPTION "SELLING SECURITYHOLDERS". CERTAIN OTHER INFORMATION INCLUDED HEREIN HAS ALSO BEEN UPDATED.

PROSPECTUS  (SUBJECT TO COMPLETION)


                                  $450,000,000

                                 AMDOCS LIMITED

                    0.50% CONVERTIBLE SENIOR NOTES DUE 2024
        10,435,995 ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTES
                             ---------------------
    Amdocs Limited, a company organized under the laws of the Island of Guernsey, issued $450,000,000 aggregate principal amount of its 0.50% Convertible Senior Notes due 2024 in a private placement on March 5, 2004 to the initial purchasers. The initial purchasers resold the notes to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. This prospectus will be used by the selling securityholders from time to time to resell their notes and any ordinary shares issuable upon conversion of the notes. We will not receive any proceeds from the sale of the notes or any ordinary shares issuable upon conversion of the notes offered by this prospectus.

    The notes bear regular interest at 0.50% per annum on the principal amount from March 5, 2004. Regular interest is payable semi-annually on March 15 and September 15 of each year, beginning September 15, 2004. The notes are unsecured and unsubordinated obligations of Amdocs Limited and will rank equal in priority with all of its other existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of its existing and future subordinated indebtedness.

    Holders may convert each note for a number of ordinary shares, which we refer to as the conversion rate, as follows:

    - during any fiscal quarter commencing after March 31, 2004, and only during that quarter if the closing sale price of our ordinary shares exceeds 130% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter (initially 130% of $43.12, or $56.06),

    - upon the occurrence of specified credit rating events with respect to the notes;

    - subject to certain exceptions, during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price per note for each day of that measurement period was less than 98% of the product of the closing sale price of our ordinary shares and the conversion rate; provided, however, holders may not convert their notes (in reliance on this subsection) if on any trading day during such measurement period the closing sale price of our ordinary shares was between 100% and 130% of the then current conversion price of the notes (initially, between $43.12 and $56.06),

    - if the notes have been called for redemption, or

    - upon the occurrence of specified corporate events described under "Description of Notes -- Conversion of Notes -- Conversion Upon Specified Corporate Transactions."

    Beginning March 20, 2009, we may redeem any of the notes at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest. Holders may require us to repurchase some or all of their notes at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, on March 15 of 2009, 2014 and 2019 or at any time prior to their maturity following a designated event, as defined herein.

    The initial conversion rate for the notes is 23.1911 ordinary shares per $1,000 principal amount of notes, subject to adjustment as described in this prospectus, which represents an initial conversion price of approximately $43.12 per share.


    Our ordinary shares are traded on the New York Stock Exchange under the symbol "DOX." On January 25, 2005, the closing sale price of our ordinary shares on the New York Stock Exchange was $29.05 per share. You are urged to obtain current market quotations for our ordinary shares.



    For a more detailed description of the notes, see "Description of Notes" beginning on page 25.

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 8 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE NOTES OR OUR ORDINARY SHARES.

                             ---------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------


                The date of this prospectus is           , 2005.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................    1
THE OFFERING................................................    3
SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION.......    6
RATIO OF EARNINGS TO FIXED CHARGES..........................    7
RISK FACTORS................................................    8
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION..........   20
OFFERING STATISTICS AND TIMETABLE...........................   21
REASONS FOR THE OFFER AND USE OF PROCEEDS...................   21
DIVIDEND POLICY.............................................   21
MATERIAL CHANGES............................................   21
THE OFFER AND LISTING.......................................   22
CAPITALIZATION..............................................   24
DESCRIPTION OF NOTES........................................   25
DESCRIPTION OF SHARE CAPITAL................................   42
COMPARISON OF UNITED STATES AND GUERNSEY CORPORATE LAW......   44
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.....   45
CERTAIN GUERNSEY TAX CONSIDERATIONS.........................   49
SELLING SECURITYHOLDERS.....................................   50
VOTING/INVESTMENT CONTROL TABLE.............................   61
PLAN OF DISTRIBUTION........................................   65
LEGAL MATTERS...............................................   67
EXPERTS.....................................................   67
ENFORCEABILITY OF CIVIL LIABILITIES.........................   67
INCORPORATION OF DOCUMENTS BY REFERENCE.....................   69
WHERE YOU CAN FIND MORE INFORMATION.........................   69


     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling securityholders are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

                               PROSPECTUS SUMMARY

     This summary highlights selected information about us and the notes and is not intended to be complete. It does not contain all the information that you should consider before investing in the notes. You should read carefully this entire prospectus, including "Risk Factors" and our consolidated financial statements and related notes and the other documents that we incorporate by reference into this prospectus before making an investment decision.

                                 AMDOCS LIMITED


     Our market focus is primarily the communications industry, and we are a leading provider of software products and services to leading communications service providers in North America, Europe and the rest of the world. We are also expanding on our experience by working with service providers in the financial services sector, since certain of the challenges faced by companies in this sector are similar to those of the communications service providers.



     Our products and services help our customers move toward an integrated approach to customer management, which we refer to as Integrated Customer Management. Our Integrated Customer Management product offerings consist primarily of billing and customer relationship management systems, which we refer to, collectively, as Customer Care and Billing Systems, or CC&B Systems. We refer to customer relationship management products included within CC&B Systems as "CRM" products.



     Our portfolio also includes a full range of directory sales and publishing systems, which we refer to as Directory Systems, for publishers of both traditional printed yellow page and white page directories and electronic Internet directories.



     Our Integrated Customer Management systems are designed to meet the mission-critical needs of leading communications service providers throughout the entire customer lifecycle. Consequently, our portfolio includes CRM, order management, mediation, call rating, invoice calculation and preparation, bill formatting, collections, provisioning, content and partner relationship management, support solutions and customer interaction products. We support a wide range of communications services, including wireline, wireless, cable, voice, video, data, broadband, content, electronic and mobile commerce and IP-based services. We also support companies that offer multiple service packages, commonly referred to as bundled or convergent services.



     Due to the complexity of our customers' projects and the expertise required for system support, we also provide information technology, or IT, services, including extensive system implementation, integration, modification, ongoing support, enhancement and maintenance services. In addition, we offer Managed Services, which include services, such as the operation of data centers, ongoing support, maintenance services, system modification, the provisions of billing services and communications facility management services. We are also expanding to system integration and providing IT consulting services, such as profit enhancement.



     Since the inception of our business in 1982, we have concentrated on providing software products and services to major communications companies. By focusing on this market, we believe that we have been able to develop the innovative products and the industry expertise, project management skills and technological competencies required for the advanced, large-scale, specifications-intensive system projects typical of leading communications providers. Our customer base includes major North American, European and other communications companies, including major wireline and wireless companies.



     Our goal is to provide advanced information technology software products and related service and support to the world's leading communications companies. We seek to accomplish our goal by pursuing the strategies described below.


     - Continued Focus on the Communications Industry. We intend to continue to concentrate our main resources and efforts on providing strategic information systems to the communications industry. This strategy has enabled us to develop the specialized industry know-how and capability necessary to deliver the technologically advanced, large-scale, specifications-intensive information systems solutions required by the leading communications companies in the wireless, wireline, cable and convergent service sectors. However, we are expanding on our experience by working with service providers in the financial services sector.



     - Target Industry Leaders. We intend to continue to direct our marketing efforts principally toward the major communications companies. We derive a significant portion of our revenues from our customer base of major communications companies in North America, Europe and the Asia-Pacific region. We believe that the development of this premier customer base has helped position us as a market leader, while contributing to the core strength of our business. By targeting industry leaders that require the most sophisticated information systems solutions, we believe that we are best able to ensure that we remain at the forefront of developments in the industry.



     - Deliver Integrated Products and Services Solutions. Our strategy is to provide customers with total systems solutions consisting of our Integrated Customer Management products and our specialized services. By leveraging our product and industry knowledge, we believe that we can provide more effective system integration and implementation services, as well as Managed Services to our customers.



     - Provide Customers with a Broad, Integrated Suite of Products. We seek to provide our customers with a broad suite of products to help them move toward true Integrated Customer Management. For communications service providers, we seek to provide CC&B Systems across all lines of their business, such as wireline, mobile and data. This approach also means that we can support global communications service providers throughout their various international operations. We believe that our ability to provide a broad suite of products helps establish us as a strategic partner for our customers, and also provides us with multiple avenues for strengthening and expanding our ongoing customer relationships.



     - Maintain and Develop Long-Term Customer Relationships. We seek to maintain and develop long-term, mutually beneficial relationships with our customers. These relationships generally involve additional product sales, as well as ongoing support, system enhancement and maintenance services. We believe that such relationships are facilitated in many cases by the mission-critical, strategic nature of the systems provided by us and by the added value we provide through our specialized skills and knowledge. In addition, our strategy is to solidify our existing customer relationships by means of long-term support and maintenance contracts.

                             ---------------------
     We were organized under the laws of the Island of Guernsey in 1988. Since 1995, Amdocs Limited has been a holding company for the various subsidiaries that conduct our business on a worldwide basis. Our registered office is located in Suite 5, Tower Hill House Le Bordage, St. Peter Port, Island of Guernsey, GY1 3QT Channel Islands, and the telephone number at that location is 011-44-1481-728444. The executive offices of our principal subsidiary in the United States are located at 1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017, and the telephone number at that location is (314) 212-8328. We maintain a website at www.amdocs.com. We are not incorporating the information contained in our website as part of, or incorporating it by reference into, this prospectus.
                             ---------------------
                              RECENT DEVELOPMENTS


     On January 19, 2005, we announced our financial results for the quarter ended December 31, 2004. For the quarter ended December 31, 2004, our revenue was $469.5 million. Our net income for the quarter ended December 31, 2004 was $69.4 million.

                             ---------------------

     Unless the context otherwise requires, references in this prospectus to "Amdocs," "we," "us," and "our" refer to Amdocs Limited and its subsidiaries.

                                  THE OFFERING

Issuer........................   Amdocs Limited, a company organized under the
                                 laws of the Island of Guernsey.

Securities Offered............   $450.0 million principal amount of 0.50%
                                 Convertible Senior Notes due 2024 and
                                 10,435,995 ordinary shares issuable upon conversion of the notes.

Maturity Date.................   March 15, 2024, unless earlier converted,
                                 redeemed or repurchased.


Ranking.......................   The notes are our direct, unsecured and
                                 unsubordinated obligations and rank equal in priority with all of our other existing and future unsecured and unsubordinated indebtedness, including our 2% Convertible
                                 Notes due June 1, 2008, which we refer to as the 2% Notes, and senior in right of payment to all of our existing and future subordinated indebtedness. The notes are unsecured and, therefore, are effectively subordinated to any of our secured debt, to the extent of the assets securing such indebtedness. The notes are also structurally subordinated to the debt and other liabilities of our subsidiaries. With the exception of the 2% Notes, substantially all of the liabilities reflected on our balance sheet as of September 30, 2004 are liabilities of our subsidiaries.


Interest......................   0.50% per annum on the principal amount of the
                                 notes, payable semi-annually in arrears in cash on March 15 and September 15 of each year, beginning on September 15, 2004.

Conversion Rights.............   You may convert the notes into our ordinary
                                 shares, par value L0.01 per share, which we refer to as our ordinary shares, at a conversion rate of 23.1911 shares per $1,000 principal amount of notes (a conversion price of $43.12 per share), subject to adjustment, prior to the close of business on the final maturity date under any of the following circumstances:

                                 - during any fiscal quarter commencing after
                                   March 31, 2004, and only during that fiscal quarter if the closing sale price of our ordinary shares exceeds 130% of the conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; or

                                 - after the earlier of (a) the date the notes
                                   are rated by both Standard & Poor's Ratings
                                   Services, a division of The McGraw-Hill
                                   Companies, Inc., and its successors
                                   ("Standard & Poor's") and Moody's Investor
                                   Services and its successors ("Moody's") and
                                   (b) five business days from the date the notes are issued, during any period in which the credit rating assigned to the notes by Standard & Poor's or Moody's is "BB-" or "Ba3," respectively, or lower, or if either of these rating agencies no longer rates the notes, or if either of these rating agencies suspends or withdraws the rating assigned to the notes, or if the notes are not assigned a rating by both rating agencies; or

                                 - during the five business day period after any
                                   five consecutive trading day period (the
                                   "measurement period") in which the trading price per note for each day of that measurement period was less than 98% of the product of the closing sale price of our ordinary shares and the number of shares issuable upon conversion of $1,000 principal amount of the notes; provided, however, you may not convert your notes (in reliance on this subsection) if on any trading day during such measurement period the closing sale price of our ordinary shares was between 100% and 130% of the then current conversion price of the notes; or

                                 - if the notes have been called for redemption;
                                   or

                                 - upon the occurrence of specified corporate
                                   events described under "Description of
                                   Notes -- Conversion of Notes -- Conversion
                                   Upon Specified Corporate Transactions."

                                 You will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, such interest, if any, will be forfeited upon conversion. Notes called for redemption may be converted until the close of business on the business day immediately preceding the redemption date, after which time your right to convert will expire unless we default in the payment of the redemption price.

Sinking Fund..................   None.

Optional Redemption...........   Prior to March 20, 2009, the notes will not be
                                 redeemable, except as described under
                                 "Description of Notes -- Tax Redemption." On or after March 20, 2009, we may redeem any of the notes by giving you at least 30 days' notice.
                                 We may redeem the notes either in whole or in part at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the date of repurchase.

Designated Event..............   If a designated event (as described under
                                 "Description of Notes -- Repurchase at Option of the Holder Upon a Designated Event") occurs prior to maturity, you may require us to purchase all or part of your notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the date of repurchase.

Repurchase at the Option of
the Holder....................   You may require us to repurchase some or all of
                                 your notes on March 15 of 2009, 2014 and 2019, at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the applicable repurchase date.
                                 We may choose to pay the repurchase price in cash or ordinary shares (valued using the method set forth in "Description of Notes -- Repurchase at Option of the Holder") or a combination of cash and ordinary shares, provided that we will pay any accrued and unpaid interest in cash.

Use of Proceeds...............   We will not receive any proceeds from the sale
                                 by the selling securityholders of the notes or the ordinary shares issuable upon conversion of the notes.

Registration Rights...........   Pursuant to a registration rights agreement, we
                                 have agreed to register the resale of the notes and the ordinary shares issuable upon conversion of the notes. If we fail to comply with certain of our obligations under the registration rights agreement, liquidated damages will be payable on the notes and the ordinary shares issuable upon conversion of the notes. See "Description of
                                 Notes -- Registration Rights."

Book-entry Form...............   The notes have been issued in book-entry form
                                 and are represented by global certificates deposited with, or on behalf of, The Depository
                                 Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trading.......................   The notes are new securities for which no
                                 market currently exists. While the initial purchasers have informed us that they intend to make a market in the notes, they are under no obligation to do so and may discontinue such activities at any time without notice. The notes are listed on any securities exchange or included in any automated quotation system.
                                 While the notes are expected to be designated for trading in The PORTAL Market, we cannot assure you that any active or liquid market will develop for the notes.

New York Stock Exchange Symbol
for Our Ordinary Shares.......   DOX.

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION


     Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles in the United States and presented in U.S. dollars. The summary historical consolidated financial information set forth below has been derived from our historical consolidated financial statements for the periods presented. Historical information as of and for the five years ended September 30, 2004 is derived from our consolidated financial statements, which have been audited by Ernst & Young LLP, our independent auditors. You should read the summary historical consolidated financial information set forth below in conjunction with "Operating and Financial Review and Prospects," our consolidated financial statements and related footnotes and the other financial information included in our reports filed with the Securities and Exchange Commission, referred to herein as the SEC, and incorporated by reference in this prospectus.



                                              YEAR ENDED SEPTEMBER 30,
                           --------------------------------------------------------------
                              2004         2003         2002         2001         2000
                           ----------   ----------   ----------   ----------   ----------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
  DATA:
Revenue..................  $1,773,732   $1,483,327   $1,613,565   $1,533,910   $1,118,320
Operating
  income(1)(2)(3)(4).....     296,200      210,418       49,161      159,281       74,124
Net income (loss)(5).....     234,860      168,883       (5,061)      66,386        5,978
Basic earnings (loss) per
  share..................        1.13         0.78        (0.02)        0.30         0.03
Diluted earnings (loss)
  per share..............        1.10         0.77        (0.02)        0.29         0.03



                                                              AS OF SEPTEMBER 30, 2004
                                                              ------------------------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Total assets
Long-term obligations.......................................         $2,863,884
  2% Convertible Notes due 2008(5)..........................                272
  0.50% Convertible Senior Notes due 2024(6)................            450,000
Long-term portions of capital lease obligations.............              4,112
Shareholders' equity(7).....................................          1,444,190


---------------


(1) In fiscal 2000, we recorded acquisition-related charges of $75,617, relating to our acquisitions of International Telecommunication Data Systems, Inc. ("ITDS") in November 1999 and Solect Technology Group Inc. ("Solect") in April 2000, in stock-for-stock transactions. These charges included write-offs of purchased in-process research and development and other indirect acquisition-related costs. In addition, fiscal 2000 includes $104,268 of amortization of goodwill related to our acquisitions.



(2) Fiscal 2001 includes $204,566 of amortization of goodwill related to our acquisitions.



(3) In fiscal 2002, we recorded acquisition-related charges for in-process research and development of $17,400, relating to our November 2001 acquisition from Nortel Networks Corporation of substantially all of the assets of its Clarify business ("Clarify") for cash. We also recorded restructuring charges of $34,230 relating to the closure of our Stamford, Connecticut data center and our cost reduction program. In addition, fiscal 2002 includes $204,561 of amortization of goodwill related to our acquisitions.



(4) In fiscal 2003, we recorded a restructuring charge of $9,956 related to our cost reduction program and an acquisition-related charge of $4,133 related to our July 2003 acquisition from Bell Canada of its 90% ownership interest in Certen Inc. ("Certen") for cash. Prior to this acquisition, we had 10% ownership interest in Certen. This charge reflects our 10% share in Certen's pre-acquisition results. Effective

    October 1, 2002, we adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", and no longer amortize goodwill.



(5) In May 2001, we issued $500,000 aggregate principal amount of 2% Convertible Notes due June 1, 2008 (the "2% Notes"). During the first quarter of fiscal 2004, we repurchased $5,000 aggregate principal amount of 2% Notes for an aggregate purchase price of $4,987. During fiscal 2003 and 2002, we repurchased $44,600 and $54,946 aggregate principal amount of 2% Notes, respectively. In fiscal 2004, 2003 and 2002, we recorded gains of $13, $448 and $6,012, respectively, relating to the repurchases of 2% Notes. On June 1, 2004, we purchased $395,110 in aggregate principal amount of 2% Notes that had been tendered pursuant to the right of the holders to require us to purchase their 2% Notes on such date at a price equal to 100% of the principal amount plus accrued and unpaid interest. Of the $344 principal amount of untendered 2% Notes, $72 was subsequently purchased by us at a price of 100% of their principal amount and the balance remains as our outstanding obligations, in accordance with their terms.



(6) In March 2004, we issued $450,000 aggregate principal amount of 0.50% Convertible Senior Notes due March 15, 2024 (the "0.50% Notes").



(7) In accordance with a share repurchase program authorized by our Board of Directors, we repurchased 4,990 ordinary shares, at an average price of $24.82 per share, during the first quarter of fiscal 2004. In connection with our acquisition of XACCT Technologies Ltd. ("XACCT"), our Board of Directors approved the repurchase of ordinary shares to offset the dilutive effect of share issuances in the acquisition. The closing of the acquisition occurred in February 2004, and we repurchased 484 ordinary shares in February 2004, at an average price of $27.67 per share. In connection with our issuance of the 0.50% Notes, the Board of Directors approved the repurchase of ordinary shares sold short by purchasers of the 0.50% Notes in negotiated transactions, concurrently with the sale of the 0.50% Notes, to offset the dilutive effect of the ordinary shares issuable upon conversion of the 0.50% Notes. The closing of the sale of the 0.50% Notes occurred in March 2004, and we repurchased 6,074 ordinary shares, for an aggregate purchase price of $170,061, out of the 10,436 ordinary shares issuable upon conversion of the 0.50% Notes, based on a conversion rate of 23.1911 shares per $1,000 principal amount. In July 2004, we announced that our Board of Directors had extended our share repurchase program for the additional repurchase of up to $100,000 of our ordinary shares in open market or privately negotiated transactions and at times and prices we deem appropriate. In accordance with this extension we repurchased 4,894 ordinary shares, at an average price of $20.40 per share.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table presents our historical ratios of earnings to fixed charges for the periods indicated:


                                                  FISCAL YEARS ENDED SEPTEMBER 30,
                                              ----------------------------------------
                                               2004     2003    2002    2001     2000
                                              ------   ------   -----   -----   ------
Ratio(1)....................................  14.97x   13.49x   3.87x   9.19x   10.10x


---------------

(1) The ratio of earnings to fixed charges represents the number of times "fixed charges" are covered by "earnings." "Fixed charges" means interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense. "Earnings" consist of consolidated net income from continuing operations before income taxes and fixed charges.

                                  RISK FACTORS

     You should carefully consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference in this prospectus, in evaluating our business and an investment in the notes and our ordinary shares. Any of the following risks, as well as other risks and uncertainties, could seriously harm our business and financial results and cause the value of the notes and ordinary shares issuable upon conversion of the notes to decline, which in turn could cause you to lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

  WE ARE EXPOSED TO GENERAL GLOBAL ECONOMIC AND MARKET CONDITIONS, PARTICULARLY THOSE IMPACTING THE COMMUNICATIONS INDUSTRY.


     Developments in the communications industry, such as the impact of general global economic conditions, continued industry consolidation, the formation of alliances among network operators and service providers, and changes in the regulatory environment have had, and could continue to have, a material adverse effect on our existing or potential customers. These conditions have reduced the high growth rates that the communications industry had previously experienced, and have caused the market value, financial results and prospects, and capital spending levels of many communications companies to decline or degrade. In recent years, the communications industry has experienced significant financial pressures that have caused many in the industry to cut expenses and limit investment in capital intensive projects and have led to numerous restructurings and bankruptcies. Recent communications company mergers may have a material adverse effect on our results of operations.



     The need for communications providers to control operating expenses and capital investment budgets has resulted in slowed customer buying decisions, as well as price pressures. Due to adverse conditions in the business environment for communications companies in fiscal 2002 and fiscal 2003, our revenues declined in the second half of fiscal 2002 and continued to decline in the first quarter of fiscal 2003. As a result, we undertook restructuring programs in fiscal 2002 and fiscal 2003 to reduce costs. Although the decline in our quarterly revenue halted in the second quarter of fiscal 2003, adverse market conditions in the future could have a negative impact on our business by reducing the number of new contracts we are able to sign and the size of initial spending commitments, as well as decreasing the level of discretionary spending under contracts with existing customers. In addition, a further slowdown in the buying decisions of communications providers could extend our sales cycle period and limit our ability to forecast our flow of new contracts.


  IF WE FAIL TO ADAPT TO CHANGING MARKET CONDITIONS AND CANNOT COMPETE SUCCESSFULLY WITH EXISTING OR NEW COMPETITORS, OUR BUSINESS COULD BE HARMED.


     We may be unable to compete successfully with existing or new competitors. If we fail to adapt to changing market conditions and to compete successfully with established or new competitors, it could have a material adverse effect on our results of operations and financial condition. We face intense competition for the software products and services that we sell, including competition for Managed Services we provide to customers under long-term service agreements. These Managed Services include services, such as system modernization and consolidation, operation of data centers, ongoing support, maintenance, system modification, billing and communications facility management.


     The market for communications information systems is highly competitive and fragmented, and we expect competition to increase. We compete with independent providers of information systems and services and with the in-house software departments of communications companies. Our competitors include firms that provide comprehensive information systems and Managed Services solutions, software vendors that sell products for particular aspects of a total information system, software vendors that specialize in systems for particular communications services such as Internet and wireless services, systems integrators, service bureaus and companies that offer software systems in combination with the sale of network equipment.

     We believe that our ability to compete depends on a number of factors, including:

     - the development by others of software that is competitive with our products and services,

     - the price at which others offer competitive software and services,

     - the responsiveness of our competitors to customer needs, and

     - the ability of our competitors to hire, retain and motivate key personnel.

     We compete with a number of companies that have long operating histories, large customer bases, substantial financial, technical, sales, marketing and other resources, and strong name recognition. Current and potential competitors have established, and may establish in the future, cooperative relationships among themselves or with third parties to increase their ability to address the needs of our prospective customers. In addition, our competitors have acquired, and may continue to acquire in the future, companies that may enhance their market offerings. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. As a result, our competitors may be able to adapt more quickly than us to new or emerging technologies and changes in customer requirements, and may be able to devote greater resources to the promotion and sale of their products. We cannot assure you that we will be able to compete successfully with existing or new competitors. Failure by us to adapt to changing market conditions and to compete successfully with established or new competitors may have a material adverse effect on our results of operations and financial condition.

  IF WE DO NOT CONTINUALLY ENHANCE OUR PRODUCTS AND SERVICE OFFERINGS, WE MAY HAVE DIFFICULTY RETAINING EXISTING CUSTOMERS AND ATTRACTING NEW CUSTOMERS.

     We believe that our future success will depend, to a significant extent, upon our ability to enhance our existing products and to introduce new products and features to meet the requirements of our customers in a rapidly developing and evolving market. We are currently devoting significant resources to refining and expanding our base software modules and to developing Integrated Customer Management products that operate in state-of-the-art computing environments. Our present or future products may not satisfy the evolving needs of the communications industry. If we are unable to anticipate or respond adequately to such needs, due to resource, technological or other constraints, our business and results of operations could be harmed.


  WE MAY SEEK TO ACQUIRE COMPANIES OR TECHNOLOGIES THAT COULD DISRUPT OUR ONGOING BUSINESS, DISTRACT OUR MANAGEMENT AND EMPLOYEES AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.


     We may acquire companies where we believe we can acquire new products or services or otherwise enhance our market position or strategic strengths. We cannot assure you that suitable acquisition candidates can be found, that acquisitions can be consummated on favorable terms or that we will be able to complete otherwise favorable acquisitions because of antitrust or other regulatory concerns. If we do complete acquisitions, we cannot assure you that they will ultimately enhance our products or strengthen our competitive position. In addition, any acquisitions that we make could lead to difficulties in integrating personnel and operations from the acquired businesses and in retaining and motivating key personnel from these businesses. Acquisitions may disrupt our ongoing operations, divert management from day-to-day responsibilities, increase our expenses and harm our results of operations or financial condition.

  OUR BUSINESS IS DEPENDENT ON A LIMITED NUMBER OF SIGNIFICANT CUSTOMERS, AND THE LOSS OF ANY ONE OF OUR SIGNIFICANT CUSTOMERS COULD HARM OUR RESULTS OF OPERATIONS.


     Our business is dependent on a limited number of significant customers. Our three largest groups of customers are comprised of Bell Canada, Nextel Communications ("Nextel") and SBC Communications Inc. ("SBC") and certain of their subsidiaries, each of which accounted for more than 10% of our revenue in fiscal 2004. Aggregate revenue derived from the multiple business arrangements we have with our five largest customer groups accounted for approximately 61% of our revenue in fiscal 2004. SBC has historically been one of our largest shareholders, and, as of December 31, 2004, it beneficially owned approximately 6.3% of our outstanding ordinary shares. The loss of any significant customer or a significant decrease in business from any such customer could harm our results of operations and financial condition.

     Although we have received a substantial portion of our revenue from recurring business with established customers, most of our major customers do not have any obligation to purchase additional products or services from us and generally have already acquired fully paid licenses to their installed systems. Therefore, our customers may not continue to purchase new systems, system enhancements or services in amounts similar to previous years or may delay implementation of committed projects, each of which could reduce our revenues and profits.

  OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO DEVELOP LONG-TERM RELATIONSHIPS WITH OUR CUSTOMERS AND TO MEET THEIR EXPECTATIONS IN PROVIDING PRODUCTS AND PERFORMING SERVICES.

     We believe that our future success will depend to a significant extent on our ability to develop long-term relationships with successful network operators and service providers with the financial and other resources required to invest in significant ongoing Integrated Customer Management systems. If we are unable to develop new customer relationships, our business will be harmed. In addition, our business and results of operations depend in part on our ability to provide high quality services to customers that have already implemented our products. If we are unable to meet customers' expectations in providing products or performing services, our business and results of operations could be harmed.

  WE MAY BE EXPOSED TO THE CREDIT RISK OF CUSTOMERS THAT HAVE BEEN ADVERSELY AFFECTED BY WEAKENED MARKETS.

     We typically sell our software and related services as part of long-term projects. During the life of a project, a customer's budgeting constraints can impact the scope of a project and the customer's ability to make required payments. In addition, the creditworthiness of our customers may deteriorate over time, and we can be adversely affected by bankruptcies or other business failures.

  THE SKILLED AND HIGHLY QUALIFIED EMPLOYEES THAT WE NEED TO DEVELOP, IMPLEMENT AND MODIFY OUR SOLUTIONS MAY BE DIFFICULT TO HIRE AND RETAIN, AND IF WE ARE UNABLE TO HIRE AND RETAIN SUCH PERSONNEL, WE COULD FACE INCREASED COSTS TO RETAIN OUR SKILLED EMPLOYEES.

     Our business operations depend in large part on our ability to attract, train, motivate and retain highly skilled information technology professionals, software programmers and communications engineers. In addition, our competitive success will depend on our ability to attract and retain other outstanding, highly qualified employees. Although we made reductions in our workforce in fiscal 2002 and in the first quarter of fiscal 2003, we continually need to hire sales, support, technical and other personnel. Because our software products are highly complex and are generally used by our customers to perform critical business functions, we depend heavily on skilled technology professionals. Skilled technology professionals are often in high demand and short supply. If we are unable to hire or retain qualified technology professionals to develop, implement and modify our solutions, we may be unable to meet the needs of our customers. In addition, if we were to obtain several new customers or implement several new large-scale projects in a short period of time, we may need to attract and train additional employees at a rapid rate. We may face difficulties identifying and hiring qualified personnel. Our inability to hire and retain the appropriate personnel could increase our costs of retaining skilled employees and make it difficult for us to manage our operations, to meet our commitments and to compete for new customer contracts.

     Our success will also depend, to a certain extent, upon the continued active participation of a relatively small group of senior management personnel. The loss of the services of all or some of these executives could harm our operations and impair our efforts to expand our business.

  OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE, AND A DECLINE IN REVENUE IN ANY QUARTER COULD RESULT IN LOWER PROFITABILITY FOR THAT QUARTER AND FLUCTUATIONS IN THE MARKET PRICE OF OUR ORDINARY SHARES.

     We have experienced fluctuations in our quarterly operating results and anticipate that such movement may continue and could intensify. Fluctuations may result from many factors, including:


     - the size and timing of significant customer projects and license and service fees,


     - delays in or cancellations of significant projects by customers,

     - changes in operating expenses,

     - increased competition,

     - changes in our strategy,

     - personnel changes,

     - foreign currency exchange rate fluctuations, and

     - general economic and political conditions.


     Generally, our combined license fee revenue and service fee revenue relating to customization, modification, implementation and integration are recognized as work is performed, using the percentage of completion method of accounting. Given our reliance on a limited number of significant customers, our quarterly results may be significantly affected by the size and timing of customer projects and our progress in completing such projects.


     We believe that the placement of customer orders may be concentrated in specific quarterly periods due to the time requirements and budgetary constraints of our customers. Although we recognize revenue as projects progress, progress may vary significantly from project to project, and we believe that variations in quarterly revenue are sometimes attributable to the timing of initial order placements. Due to the relatively fixed nature of certain of our costs, a decline of revenue in any quarter could result in lower profitability for that quarter. In addition, fluctuations in our quarterly operating results could cause significant fluctuations in the market price of our ordinary shares.

  OUR REVENUE, EARNINGS AND PROFITABILITY ARE IMPACTED BY THE LENGTH OF OUR SALES CYCLE, AND A LONGER SALES CYCLE COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


     Our business is directly affected by the length of our sales cycle. Information systems for communications companies are relatively complex and their purchase generally involves a significant commitment of capital, with attendant delays frequently associated with large capital expenditures and procurement procedures within an organization. The purchase of these types of products typically also requires coordination and agreement across many departments within a potential customer's organization. Delays associated with such timing factors could have a material adverse effect on our results of operations and financial condition. In periods of economic slowdown in the communications industry, our typical sales cycle lengthens, which means that the average time between our initial contact with a prospective customer and the signing of a sales contract increases. In fiscal 2002 and fiscal 2003, buying decisions of communications providers were often delayed due to adverse conditions in the business environment, and our sales cycle period lengthened as a result. The lengthening of our sales cycle could reduce growth in our revenue in the future. In addition, the lengthening of our sales cycle contributes to an increased cost of sales, thereby reducing our profitability.


  IF THE MARKET FOR OUR PRODUCTS DETERIORATES, WE MAY INCUR ADDITIONAL RESTRUCTURING CHARGES.

     In an effort to implement long-term cost reduction measures, we reduced our workforce in the fourth quarter of fiscal 2002 and in the first quarter of fiscal 2003 and reallocated certain personnel among different areas of our operations. A reduction in personnel can result in significant severance, administrative and legal expenses and may also adversely affect or delay various sales, marketing and product development programs and activities. Depending on market conditions in the communications industry and our business and financial needs, we may be forced to implement additional restructuring plans to further reduce our costs, which could result in additional restructuring charges. Additional restructuring charges could have a material adverse effect on our financial results.

  IF WE FAIL TO SUCCESSFULLY PLAN AND MANAGE CHANGES IN THE SIZE OF OUR OPERATIONS OUR BUSINESS WILL SUFFER.

     Over the last several years, we have both grown and contracted our operations in order to profitably offer our products and services in a rapidly changing market. If we are unable to manage these changes and plan and manage any future changes in the size and scope of our operations, our business will suffer.


     Our restructurings and cost reduction measures reduced the size of our operations. On January 31, 2003, after implementation of the second reduction in our workforce, we employed approximately 7,800 individuals in software and information technology positions, compared to approximately 9,100 on November 30, 2001. Our software and information technology workforce increased to 9,000 positions as of November 30, 2003, primarily as a result of the Certen acquisition in July 2003 and a Managed Services agreement signed in January 2003, and to 9,600 positions as of September 30, 2004. During periods of contraction, we disposed of office space and related obligations in an effort to keep pace with the changing size of our operations. These cost reduction measures included consolidating and/or relocating certain of our operations to different geographic locations. These activities could lead to difficulties and significant expenses related to subleasing or assigning any surplus space. We have accrued the estimated expenses that will result from our restructuring efforts. However, if it is determined that the amount accrued is insufficient, an additional charge could have an unfavorable impact on our consolidated financial statements in the period this was determined.


  OUR INTERNATIONAL PRESENCE EXPOSES US TO RISKS ASSOCIATED WITH VARIED AND CHANGING POLITICAL, CULTURAL AND ECONOMIC CONDITIONS WORLDWIDE.


     We are affected by risks associated with conducting business internationally. We maintain development facilities in Canada, Cyprus, Ireland, Israel and the United States, operate a support center in Brazil and have operations in North America, Europe, Latin America and the Asia-Pacific region. Recently, we established a new development center in India. Although a majority of our revenue is derived from customers in North America and Europe, we obtain significant revenue from customers in the Asia-Pacific region and Latin America. Our strategy is to continue to broaden our North American and European customer base and to expand into new international markets. Conducting business internationally exposes us to certain risks inherent in doing business in international markets, including:


     - lack of acceptance of non-localized products,

     - legal and cultural differences in the conduct of business,

     - difficulties in staffing and managing foreign operations,

     - longer payment cycles,

     - difficulties in collecting accounts receivable and withholding taxes that limit the repatriation of earnings,

     - trade barriers,

     - immigration regulations that limit our ability to deploy our employees,

     - political instability, and

     - variations in effective income tax rates among countries where we conduct business.

     One or more of these factors could have a material adverse effect on our international operations, which could harm our results of operations and financial condition.

  POLITICAL AND ECONOMIC CONDITIONS IN THE MIDDLE EAST MAY ADVERSELY AFFECT OUR BUSINESS AND OUR DEVELOPMENT FACILITY IN CYPRUS MAY BE ADVERSELY AFFECTED BY POLITICAL CONDITIONS IN THAT COUNTRY.


     Of the six development centers we maintain worldwide, our largest development center is located in five different sites throughout Israel. Approximately 45% of our employees are located in Israel. As a result, we are directly influenced by the political, economic and military conditions affecting Israel and its neighboring region. Any major hostilities involving Israel could have a material adverse effect on our business. We have developed contingency plans to provide ongoing services to our customers in the event political or military conditions disrupt our normal operations. These plans include the transfer of some development operations within Israel to various of our other sites both within and outside of Israel. If we have to implement these plans, our operations would be disrupted and we would incur significant additional expenditures, which would adversely affect our business and results of operations.



     While Israel has entered into peace agreements with both Egypt and Jordan, Israel has not entered into peace arrangements with any other neighboring countries. Over the past several years there has been a significant deterioration in Israel's relationship with the Palestinian Authority and a related increase in violence. Efforts to resolve the problem have failed to result in an agreeable solution. Continued violence between the Palestinian community and Israel may have a material adverse effect on our business. Further deterioration of relations with the Palestinian Authority might require more military reserve service by some of our employees, which may have a material adverse effect on our business.



     In addition, our development facility in Cyprus may be adversely affected by political conditions in that country. As a result of intercommunal strife between the Greek and Turkish communities, Turkish troops invaded Cyprus in 1974 and continue to occupy approximately 40% of the island. Although Cyprus has joined the European Union, intensive discussions facilitated by the United Nations, the European Union and the United States have not resulted in an agreed-upon plan of reunification for Cyprus. Any major hostilities between Cyprus and Turkey or the failure of the parties to finalize a peaceful resolution may have a material adverse effect on our development facility in Cyprus.


  OUR INTERNATIONAL OPERATIONS EXPOSE US TO RISKS ASSOCIATED WITH FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES THAT COULD ADVERSELY AFFECT OUR BUSINESS.


     Although approximately 45% of our employees are located in Israel and we have operations throughout the world, the majority of our revenues and costs are denominated in, or linked to, the U.S. dollar. Accordingly, we consider the U.S. dollar to be our functional currency. However, a significant portion of our operating costs is incurred outside the United States in other currencies. Therefore, fluctuations in exchange rates between the currencies in which such costs are incurred and the dollar may have a material adverse effect on our results of operations and financial condition. The cost of our operations outside of the United States, as expressed in dollars, could be adversely affected by the extent to which any increase in the rate of inflation in a particular country is not offset (or is offset with a time delay) by a devaluation of the local currency in relation to the dollar. As a result of this differential, from time to time we may experience increases in the costs of our operations outside the United States, as expressed in dollars, which could have a material adverse effect on our results of operations and financial condition.



     In addition, a portion of our revenue (approximately 30% in fiscal 2004) is not incurred in dollars or linked to the dollar, and, therefore, fluctuations in exchange rates between the currencies in which such revenue is incurred and the dollar may have a material effect on our results of operations and financial condition. If more of our customers seek contracts that are denominated in currencies such as the Euro and not the dollar, our exposure to fluctuations in currency exchange rates could increase.


     Generally, the effects of fluctuations in foreign currency exchange rates are mitigated by the fact that the majority of our revenue and operating costs is in dollars or linked to the dollar and we generally hedge our currency exposure on both a short-term and long-term basis with respect to expected revenue and operating costs. However, we cannot assure you that we will be able to effectively limit all of our exposure to currency exchange rate fluctuations.

     The imposition of exchange or price controls or other restrictions on the conversion of foreign currencies could also have a material adverse effect on our business, results of operations and financial condition.

  IF WE ARE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY FROM MISAPPROPRIATION, OUR BUSINESS MAY BE HARMED.

     Any misappropriation of our technology or the development of competitive technology could seriously harm our business. We regard a substantial portion of our software products and systems as proprietary and rely on a combination of statutory and common law copyright, trademark, trade secret laws, customer licensing agreements, employee and third party non-disclosure agreements and other methods to protect our proprietary rights. We do not include in our software any mechanisms to prevent or inhibit unauthorized use, but we generally enter into confidentiality agreements with our employees, consultants, subcontractors, customers and potential customers and limit access to, and distribution of, our proprietary information.

     The steps we have taken to protect our proprietary rights may be inadequate. If so, we might not be able to prevent others from using what we regard as our technology to compete with us. Existing trade secret, copyright and trademark laws offer only limited protection. In addition, the laws of some foreign countries do not protect our proprietary technology or allow enforcement of confidentiality covenants to the same extent as the laws of the United States. There is also the risk that other companies could independently develop similar or superior technology without violating our proprietary rights.

     If we have to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, protracted and expensive and could involve a high degree of risk.

  CLAIMS BY OTHERS THAT WE INFRINGE THEIR PROPRIETARY TECHNOLOGY COULD HARM OUR BUSINESS.

     Although we have not received any complaints from third parties alleging infringement claims, third parties could claim that our current or future products or technology infringe their proprietary rights. We expect that software developers will increasingly be subject to infringement claims as the number of products and competitors providing software and services to the communications industry increases and overlaps occur. Any claim of infringement by a third party could cause us to incur substantial costs defending against the claim, and could distract our management from our business. Furthermore, a party making such a claim, if successful, could secure a judgment that requires us to pay substantial damages. A judgment could also include an injunction or other court order that could prevent us from selling our products or offering our services, or prevent a customer from continuing to use our products. Any of these events could seriously harm our business.

     If anyone asserts a claim against us relating to proprietary technology or information, while we might seek to license their intellectual property, we might not be able to obtain a license on commercially reasonable terms or on any terms. In addition, any efforts to develop non-infringing technology could be unsuccessful. Our failure to obtain the necessary licenses or other rights or to develop non-infringing technology could prevent us from selling our products and could therefore seriously harm our business.

  PRODUCT DEFECTS OR SOFTWARE ERRORS COULD ADVERSELY AFFECT OUR BUSINESS.

     Design defects or software errors may cause delays in product introductions or damage customer satisfaction and may have a material adverse effect on our business, results of operations and financial condition. Our software products are highly complex and may, from time to time, contain design defects or software errors that may be difficult to detect and correct.

     Because our products are generally used by our customers to perform critical business functions, design defects, software errors, misuse of our products, incorrect data from external sources or other potential problems within or out of our control may arise from the use of our products, and may result in financial or other damages to our customers, for which we may be held responsible. Although we have license agreements with our customers that contain provisions designed to limit our exposure to potential claims and liabilities arising from customer problems, these provisions may not effectively protect us against such claims in all cases and in all jurisdictions. In addition, as a result of business and other considerations, we may undertake to compensate our customers for damages caused to them arising from the use of our products, even if our liability is limited by a license or other agreement. Claims and liabilities arising from customer problems could also damage our reputation, adversely affecting our business, results of operations and financial condition and the ability to obtain "Errors and Omissions" insurance.

  SYSTEM DISRUPTIONS AND FAILURES MAY RESULT IN CUSTOMER DISSATISFACTION, CUSTOMER LOSS OR BOTH, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR REPUTATION AND BUSINESS.


     Our systems are an integral part of our customers' business operations. The continued and uninterrupted performance of these systems by our customers is critical to our success. Customers may become dissatisfied by any system failure that interrupts our ability to provide services to them. Sustained or repeated system failures would reduce the attractiveness of our services significantly, and could result in decreased demand for our products and services.



     Our ability to perform Managed Services depends on our ability to protect our computer systems against damage from fire, power loss, water damage, telecommunications failures, earthquake, terrorism attack, vandalism and similar unexpected adverse events. Despite our efforts to implement network security measures, our systems are also vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering. We do not carry enough business interruption insurance to compensate for any significant losses that may occur as a result of any of these events.


     We have experienced systems outages and service interruptions in the past. We expect to experience additional outages in the future. To date, these outages have not had a material adverse effect on us. However, in the future, a prolonged system-wide outage or frequent outages could cause harm to our reputation and could cause our customers to make claims against us for damages allegedly resulting from an outage or interruption. Any damage or failure that interrupts or delays our operations could result in material harm to our business and expose us to material liabilities.

  THE TERMINATION OR REDUCTION OF CERTAIN GOVERNMENT PROGRAMS AND TAX BENEFITS COULD ADVERSELY AFFECT OUR OVERALL EFFECTIVE TAX RATE.


     There can be no assurance that our effective tax rate of 22% for the year ended September 30, 2004 will not change over time as a result of changes in corporate income tax rates or other changes in the tax laws of the various countries in which we operate. We have benefited or currently benefit from a variety of government programs and tax benefits that generally carry conditions that we must meet in order to be eligible to obtain any benefit.



     For example, the government of Cyprus has issued a permit to our Cypriot subsidiary pursuant to which its activities are deemed to be offshore activities for Cypriot tax purposes, resulting in an effective tax rate in Cyprus of 4.25%. Our Irish subsidiary entered into an agreement with the Irish Industrial Development Agency by which it qualified for certain job creation grants and, consequently, certain of its activities were deemed to be manufacturing activities for Irish tax purposes, resulting in a corporation tax rate of 10% until December 31, 2002 with respect to such manufacturing activities. Beginning January 1, 2003, our Irish subsidiary became subject to a single corporation tax rate of 12.5%. Pursuant to recently enacted legislation, Israeli companies are generally subject to a company tax rate on taxable income of 35% for 2004, 34% for 2005, 32% for 2006 and 30% thereafter. However, certain production and development facilities of our Israeli subsidiary have been granted a status that allows for taxation at a rate of 25% or lower. The status by which these facilities enjoy reduced taxation is subject to certain time limitations.


     If we fail to meet the conditions upon which certain favorable tax treatment are based, we could be required to refund tax benefits already received. Additionally, some of these programs and the related tax benefits are available to us for a limited number of years, and these benefits expire from time to time.

     Any of the following could have a material effect on our overall effective tax rate:

     - some programs may be discontinued,

     - we may be unable to meet the requirements for continuing to qualify for some programs,

     - these programs and tax benefits may be unavailable at their current levels,

     - upon expiration of a particular benefit, we may not be eligible to participate in a new program or qualify for a new tax benefit that would offset the loss of the expiring tax benefit, or

     - we may be required to refund previously recognized tax benefits if we are found to be in violation of the stipulated conditions.


  WE ARE CURRENTLY THE SUBJECT OF A SECURITIES EXCHANGE COMMISSION INVESTIGATION, WHICH COULD NEGATIVELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS.



     We have been informed that the Midwest Regional Office of the SEC is conducting a private investigation into the events leading up to our announcement in June 2002 of revised projected revenue for the third and fourth quarters of fiscal 2002. The investigation appears to be focused on, but is not explicitly limited to, our forecasting beginning with our April 23, 2002 press release. Although we believe that we will be able to satisfy any concerns the SEC staff may have in this regard, we are unable to predict the duration, scope or outcome of the investigation. We are cooperating fully with the SEC staff. At a minimum, this investigation may divert the attention of our management and other resources that would otherwise be engaged in operating our business.


  IT MAY BE DIFFICULT FOR OUR SHAREHOLDERS TO ENFORCE ANY JUDGMENT OBTAINED IN THE UNITED STATES AGAINST US, THE SELLING SECURITYHOLDERS OR OUR AFFILIATES.

     We are incorporated under the laws of the Island of Guernsey and several of our directors and executive officers are not residents of the United States. A significant portion of our assets and the assets of those persons are located outside the United States. Additionally, we believe that some of the selling securityholders who are participating in this offering reside outside the United States. As a result, it may not be possible for investors to effect service of process upon us within the United States or upon such persons outside their jurisdiction of residence. Also, we have been advised that there is doubt as to the enforceability in Guernsey of judgments of the U.S. courts of civil liabilities predicated solely upon the laws of the United States, including the federal securities laws. See the "Enforceability of Civil Liabilities" section of this prospectus.

RISKS RELATED TO OUR CAPITAL STRUCTURE

  THE MARKET PRICE OF OUR ORDINARY SHARES HAS AND MAY CONTINUE TO FLUCTUATE WIDELY.


     The market price of our ordinary shares has fluctuated widely and may continue to do so. During fiscal year 2004, our ordinary shares have traded as high as $30.69 per share and as low as $18.08 per share. Our ordinary shares traded as high as $39.25 per share and as low as $6.10 per share in fiscal 2002 and as high as $80.50 per share in fiscal 2001 and as low as $5.85 per share in fiscal 2003. As of January 25, 2005, the closing price of our ordinary shares was $29.05 per share. Many factors could cause the market price of our ordinary shares to rise and fall, including:


     - market conditions in the industry and the economy as a whole,

     - variations in our quarterly operating results,

     - announcements of technological innovations by us or our competitors,

     - introductions of new products or new pricing policies by us or our competitors,

     - trends in the communications or software industries,

     - acquisitions or strategic alliances by us or others in our industry,

     - changes in estimates of our performance or recommendations by financial analysts, and

     - political developments in the Middle East.

     In addition, the stock market often experiences significant price and volume fluctuations. These fluctuations particularly affect the market prices of the securities of many high technology companies. These broad market fluctuations could adversely affect the market price of our ordinary shares.

RISKS RELATED TO THE NOTES

  THE NOTES ARE EFFECTIVELY SUBORDINATED TO THE DEBT AND OTHER LIABILITIES OF OUR SUBSIDIARIES.


     We are a holding company for the various subsidiaries that conduct our business on a worldwide basis. The notes are obligations exclusively of our company and are not guaranteed by our subsidiaries. The notes are unsecured and effectively subordinated to the liabilities, including trade payables, of our subsidiaries. Neither we nor our subsidiaries are prohibited from incurring debt under the indenture, including senior indebtedness. If we or our subsidiaries were to incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. As of September 30, 2004, our subsidiaries had liabilities of approximately $969.4 million. We may from time to time incur additional debt. Our subsidiaries may also from time to time incur other additional debt and liabilities. The notes are also effectively subordinated to any secured obligations to the extent of the value of the assets securing such obligations. See "Description of Notes."


  WE ARE DEPENDENT UPON OUR SUBSIDIARIES TO SERVICE OUR DEBT.

     Our assets consist primarily of the capital stock or other equity interests of our operating subsidiaries. Consequently, our cash flow and ability to service debt obligations, including the notes, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans, advances or other payments made by the subsidiaries to us. The ability of our subsidiaries to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in any instruments governing their indebtedness. We cannot be certain that payments from our subsidiaries will be adequate to service our debt obligations, including the notes.

  WE MAY NOT HAVE THE FUNDS NECESSARY TO FINANCE THE REPURCHASE OF THE NOTES OR MAY OTHERWISE BE RESTRICTED FROM MAKING SUCH REPURCHASE IF REQUIRED BY HOLDERS PURSUANT TO THE INDENTURE.

     On March 15, 2009, 2014 and 2019, or at any time prior to maturity following a "designated event" under the indenture, holders may require us to repurchase their notes at a price of 100% of the principal amount of the notes, plus accrued and unpaid interest to the repurchase date. However, it is possible that we will not have sufficient funds available at such time to make the required repurchase of notes. In addition, any future credit agreements or other agreements relating to our indebtedness could contain provisions prohibiting the repurchase of the notes under certain circumstances, or could provide that a designated event constitutes an event of default under that agreement. If any agreement governing our indebtedness prohibits or otherwise restricts us from repurchasing the notes when we become obligated to do so, we could seek the consent of the lenders to repurchase the notes or attempt to refinance this debt. If we do not obtain such a consent or refinance the indebtedness, we would not be permitted to repurchase the notes without potentially causing a default under this indebtedness. Our failure to repurchase tendered notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

  THE INDEBTEDNESS CREATED BY THE NOTES, AND ANY FUTURE INDEBTEDNESS, COULD ADVERSELY AFFECT OUR BUSINESS AND OUR ABILITY TO MAKE FULL PAYMENT ON THE NOTES.


     Our aggregate level of indebtedness increased as a result of the sale by us of the notes to the initial purchasers. As of September 30, 2004, we had $475.7 million of outstanding indebtedness and cash and short term investments of $1.2 billion.

     We may obtain additional long-term debt and lines of credit to meet future financing needs, which would have the effect of increasing our total leverage. Any increase in our leverage could have significant negative consequences, including:

     - increasing our vulnerability to adverse economic and industry conditions,

     - limiting our ability to obtain additional financing,

     - limiting our ability to make acquisitions,

     - requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures,

     - limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete, and

     - placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

     Our ability to satisfy our future obligations, including debt service on the notes, depends on our future operating performance and on economic, financial, competitive and other factors beyond our control. Our business may not generate sufficient cash flow to meet these obligations or to successfully execute our business strategy. If we are unable to service our debt and fund our business, we may be forced to reduce or delay capital expenditures, seek additional financing or equity capital, restructure or refinance our debt or sell assets. We cannot assure you that we would be able to obtain additional financing or refinance existing debt or sell assets on terms acceptable to us or at all.


  OUR MANAGEMENT HAS BROAD DISCRETION TO ALLOCATE THE PROCEEDS FROM THE SALE OF THE NOTES TO THE INITIAL PURCHASERS, WHICH MAY RESULT IN DECISIONS THAT NEGATIVELY AFFECT THE MARKET PRICE OF THE NOTES AND OUR ORDINARY SHARES.



     Our management has broad discretion to allocate the proceeds from the sale of the notes to the initial purchasers and to determine the timing and nature of expenditures. The allocation of proceeds from the sale of the notes to the initial purchasers could have a negative effect on the trading prices of the notes or our ordinary shares. We used approximately $170.1 million of the net proceeds from the sale of the notes to the initial purchasers to purchase ordinary shares sold short by purchasers of the notes in negotiated transactions concurrently with the note offering. We intend to use the balance of the net proceeds for general corporate purposes, including working capital and capital expenditures, as well as for future possible strategic opportunities, including acquisitions. We are not currently able to estimate the allocation of the proceeds or timing of the expenditures.


  A PUBLIC MARKET MAY NOT DEVELOP FOR THE NOTES.

     The notes are a new issue of securities for which there is currently no public market. The initial purchasers have advised us that they currently intend to make a market in the notes. However, the initial purchasers are not obligated to make a market and may discontinue this market making activity at any time without notice. In addition, market making activity by the initial purchasers will be subject to the limits imposed by the federal securities laws. As a result, we cannot assure you that any market for the notes will develop or, if one does develop, that it will be maintained. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in the prices of securities similar to the notes. If an active market for the notes fails to develop or be sustained, the trading price of the notes could be materially and adversely affected.

  THE TRADING PRICES OF THE NOTES COULD BE SIGNIFICANTLY AFFECTED BY THE TRADING PRICES OF OUR ORDINARY SHARES.

     We expect that the trading prices of the notes in the secondary market will be significantly affected by the trading prices of our ordinary shares. It is impossible to predict whether the price of our ordinary shares will rise or fall. Trading prices of our ordinary shares will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of ordinary shares by us in the market after the offering of the notes, or the perception that such sales may occur, could affect the price of our ordinary shares.

  THE CONDITIONAL CONVERSION FEATURE OF THE NOTES COULD RESULT IN YOUR NOT RECEIVING THE VALUE OF THE ORDINARY SHARES INTO WHICH THE NOTES ARE CONVERTIBLE.

     The notes are convertible into ordinary shares only if specific conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of the ordinary shares into which your notes would otherwise be convertible.

  THE CONVERSION RATE OF THE NOTES MAY NOT BE ADJUSTED FOR ALL DILUTIVE EVENTS.

     The conversion rate of the notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on our ordinary shares, the issuance of certain rights or warrants, subdivisions or combinations of our ordinary shares, certain distributions of assets, debt securities, capital stock or cash to holders of our ordinary shares and certain issuer tender or exchange offers as described under "Description of Notes -- Conversion of Notes -- Conversion Rate Adjustments." The conversion rate will not be adjusted for other events, such as an issuance of ordinary shares for cash, that may adversely affect the trading price of the notes or the ordinary shares. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

  CONVERSION OF THE NOTES WILL DILUTE THE OWNERSHIP INTEREST OF EXISTING SHAREHOLDERS, INCLUDING HOLDERS WHO HAD PREVIOUSLY CONVERTED THEIR NOTES.

     The conversion of some or all of the notes will dilute the ownership interests of existing shareholders. Any sales in the public market of the ordinary shares issuable upon such conversion could adversely affect prevailing market prices of our ordinary shares. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our ordinary shares.

  IF YOU HOLD NOTES, YOU WILL NOT BE ENTITLED TO ANY RIGHTS WITH RESPECT TO OUR ORDINARY SHARES, BUT YOU WILL BE SUBJECT TO ALL CHANGES MADE WITH RESPECT TO OUR ORDINARY SHARES.

     If you hold notes, you will not be entitled to any rights with respect to our ordinary shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our ordinary shares), but you will be subject to all changes affecting the ordinary shares. You will have rights with respect to our ordinary shares only if and when we deliver shares of ordinary shares to you upon conversion of your notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our Articles of Association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of ordinary shares to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our ordinary shares.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION


     In addition to historical information, this prospectus contains forward-looking statements (within the meaning of the United States federal securities laws) that involve substantial risks and uncertainties. You can identify these forward-looking statements by words such as "expect," "anticipate," "believe," "seek," "estimate," "project," "forecast," "continue," "potential," "should," "would," "could" and "may," and other words that convey uncertainty of future events or outcome. Statements that we make in this prospectus that are not statements of historical fact also may be forward-looking statements. Statements regarding our future business and/or results, including, without limitation, the statements under the captions "Summary" and "Risk Factors" include certain projections and business trends that are forward-looking. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control. You should not place undue reliance on forward-looking statements. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. We disclaim any obligation to update our forward-looking statements, except where applicable law may otherwise require us to do so.


     Important factors that may affect these projections or expectations include, but are not limited to: changes in the overall economy; changes in competition in markets in which we operate; changes in the demand for our products and services; consolidation within the industries in which our customers operate; the loss of a significant customer; changes in the telecommunications regulatory environment; changes in technology that impact both the markets we serve and the types of products and services we offer; financial difficulties of our customers; losses of key personnel; difficulties in completing or integrating acquisitions; litigation and regulatory proceedings; and acts of war or terrorism. For a discussion of these important factors, please read the information set forth above under the caption "Risk Factors."

                       OFFERING STATISTICS AND TIMETABLE

     The $450,000,000 aggregate principal of notes and the 10,435,995 ordinary shares issuable upon conversion of the notes are being sold by the selling securityholders listed under the caption "Selling Securityholders" beginning on page 54. The offer will be open until the earlier of (1) the date there are no longer any registrable securities and (2) the date on which all of the securities being offered hereby held by persons that are not our affiliates can be sold under Rule 144(k) under the Securities Act of 1933, referred to herein as the Securities Act, whichever occurs first.

                   REASONS FOR THE OFFER AND USE OF PROCEEDS

     This prospectus relates to the resale by the selling securityholders from time to time of up to $450,000,000 aggregate principal of notes and the 10,435,995 ordinary shares issuable upon conversion of the notes. We will not receive any proceeds from the sale by the selling securityholders of the notes or the ordinary shares issuable upon conversion of the notes.

                                DIVIDEND POLICY

     We have not paid cash dividends since 1998, and we do not anticipate paying cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain our earnings to finance the development of our business. Any future dividend policy will be determined by our Board of Directors based upon conditions then existing, including our earnings, financial condition and capital requirements, as well as such economic and other conditions as the Board of Directors may deem relevant. In addition, future agreements under which we or any of our subsidiaries may incur indebtedness may contain limitations on our ability to pay cash dividends.

                                MATERIAL CHANGES


     On January 19, 2005, we announced our financial results for the quarter ended December 31, 2004. For the quarter ended December 31, 2004, our revenue was $469.5 million. Our net income for the quarter ended December 31, 2004 was $69.4 million.

                             THE OFFER AND LISTING

MARKET INFORMATION

     Our ordinary shares have been quoted on the NYSE since June 19, 1998, under the symbol "DOX." The following table sets forth the high and low reported sale prices for our ordinary shares for the periods indicated:


                                                               HIGH     LOW
                                                              ------   ------
FISCAL YEAR ENDED SEPTEMBER 30,
2000........................................................  $96.00   $19.81
2001........................................................  $80.50   $25.85
2002........................................................  $39.25   $ 6.10
2003........................................................  $27.25   $ 5.85
2004........................................................  $30.69   $18.08
QUARTER
Fiscal 2003:
  First Quarter.............................................  $11.98   $ 5.85
  Second Quarter............................................  $13.95   $ 9.86
  Third Quarter.............................................  $25.01   $13.25
  Fourth Quarter............................................  $27.25   $18.55
Fiscal 2004:
  First Quarter.............................................  $27.10   $18.90
  Second Quarter............................................  $29.74   $22.17
  Third Quarter.............................................  $30.69   $22.65
  Fourth Quarter............................................  $24.00   $18.08
Fiscal 2005:
  First Quarter.............................................  $27.25   $20.70
  Second Quarter (through January 25, 2005).................  $29.72   $24.29
Most Recent Six Months
  July, 2004................................................  $24.00   $19.75
  August, 2004..............................................  $22.40   $18.08
  September, 2004...........................................  $23.20   $20.01
  October, 2004.............................................  $25.40   $20.70
  November, 2004............................................  $27.25   $24.25
  December, 2004............................................  $27.56   $23.76



     As of December 31, 2004, we had 202,004,950 ordinary shares outstanding and there were approximately 217 holders of record of our ordinary shares. This figure does not reflect persons or entities who hold their ordinary shares in nominee or "street" name through various brokerage firms.



     On January 25, 2005, the last reported sale price of our ordinary shares on the NYSE was $29.05.

EXPENSES OF THE ISSUE

     The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our accountants. The following table sets forth the various expenses expected to be incurred by us in connection with the sale and distribution of the securities being registered hereby. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee -- Securities and Exchange Commission............  $ 57,015
Legal fees and expenses.....................................  $ 75,000
Registrar and Transfer agent fees and expenses..............  $  5,000
Accounting fees and expenses................................  $ 20,000
Printing, EDGAR formatting and mailing expenses.............  $ 25,000
Miscellaneous expenses......................................  $ 10,000
                                                              --------
  Total Expenses............................................  $192,015
                                                              ========

                                 CAPITALIZATION


     The following table sets forth our unaudited actual consolidated capitalization as of September 30, 2004.


     You should read this table in conjunction with "Operating and Financial Review and Prospects," our consolidated financial statements and related footnotes and the other financial information included in our reports filed with the SEC and incorporated by reference in this prospectus.


                                                              AS OF SEPTEMBER 30,
                                                                     2004
                                                              -------------------
                                                                (IN THOUSANDS)
Short-term portion of capital lease obligations -- secured
  and unguaranteed..........................................      $   12,479
Short-term portion of capital lease obligations -- secured
  and guaranteed............................................           7,227
Capital lease obligations, less current portion -- secured
  and unguaranteed..........................................           4,112
Short-term financing arrangements -- unsecured and
  unguaranteed..............................................           1,604
2% Convertible Notes due 2008...............................             272
0.50% Convertible Senior Notes due 2024 -- unsecured and
  unguaranteed..............................................         450,000
                                                                  ----------
     Total indebtedness.....................................         475,694
Shareholders' equity:
  Preferred Shares -- Authorized 25,000 shares; L0.01 par
     value; 0 shares issued and outstanding.................              --
  Ordinary Shares -- Authorized 550,000 shares; L0.01 par
     value; 224,947 issued and 201,334 outstanding(1).......           3,601
  Additional paid-in capital................................       1,837,608
  Treasury Stock, at cost -- 23,613 ordinary shares.........        (502,416)
  Accumulated other comprehensive loss......................          (1,919)
  Unearned compensation.....................................            (174)
  Retained earnings.........................................         107,490
                                                                  ----------
     Total shareholders' equity.............................       1,444,190
                                                                  ----------
     Total capitalization...................................      $1,919,884
                                                                  ==========


---------------


(1) Reflects ordinary shares issued and outstanding as of September 30, 2004. Does not include 26,047 ordinary shares reserved for issuance upon the exercise of stock options that have been granted under our stock option plan and by companies we have acquired. As of September 30, 2004, there were 201,334 ordinary shares outstanding.

                              DESCRIPTION OF NOTES

     We issued the notes under an indenture dated as of March 5, 2004, between Amdocs, as issuer, and The Bank of New York, as trustee. The notes and the ordinary shares issuable upon conversion of the notes are covered by a registration rights agreement. You may request a copy of the indenture and the registration rights agreement from the trustee. We have also filed the indenture and the registration rights agreement with the SEC. See "Incorporation of Documents by Reference" and "Where You Can Find More Information."

     The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the indenture, including the definitions of certain terms used in the indenture, and to all the provisions of the registration rights agreement, including the definitions of certain terms in the registration rights agreement. Wherever particular provisions or defined terms of the indenture, form of note or registration rights agreement are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture and the registration rights agreement because they and not this description define your rights as a holder of notes and with respect to your registration rights as a holder of ordinary shares.

     As used in this "Description of Notes" section, references to "Amdocs," "we," "our" or "us" refer solely to Amdocs Limited and not to our subsidiaries, unless the context otherwise requires.

GENERAL

     The notes are senior unsecured debt of Amdocs and rank on a parity with all of our other existing and future senior unsecured debt, including the 2% Notes, and prior to all of our existing and future subordinated debt. The notes are not obligations of or guaranteed by any of our subsidiaries. The notes are convertible into ordinary shares as described under "-- Conversion of Notes."

     The notes initially will be limited to $450.0 million aggregate principal amount. The notes were issued in denominations of $1,000 and multiples of $1,000. We use the term "note" in this prospectus to refer to each $1,000 principal amount of notes. The notes will mature on March 15, 2024, unless earlier converted, redeemed or repurchased.

     We may, without the consent of the holders, reopen the indenture and issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the outstanding notes in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the outstanding notes for U.S. federal income tax purposes. Subject to our compliance with applicable laws, we may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.

     The notes are obligations of Amdocs, which is a holding company, and not its subsidiaries. Because we derive substantially all of our revenues from our operating subsidiaries and do not have business operations of our own, we are dependent upon the ability of our subsidiaries to provide us with cash, in the form of dividends or intercompany advances, loans or otherwise, to meet our obligations under the notes. Our subsidiaries will have no obligation to pay amounts due on the notes or to make any funds available to us for payment of the notes upon maturity or upon a redemption or repurchase of the notes as described below.

     Neither we nor any of our subsidiaries are subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt, whether senior or junior to the notes, or issuing or repurchasing our securities.

     You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under "-- Repurchase at Option of the Holder Upon a Designated Event."

     The notes bear interest at an annual rate of 0.50%. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months and accrues from March 5, 2004, or from the most recent date to which interest has been paid or duly provided for. We will pay interest on March 15 and September 15 of each year, beginning September 15, 2004, to record holders at the close of business on the preceding March 1 and September 1, as the case may be.

     We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the notes and you may present the notes for conversion, registration of transfer or exchange for other denominations, which will initially be an office or agency of the paying agent. The paying agent initially will be the trustee. We may pay interest by check mailed to your address as it appears in the note register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds. However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

     The notes are not subject to a sinking fund provision and are not subject to defeasance or covenant defeasance under the indenture.

CONVERSION OF NOTES

     You may convert any of your notes, in whole or in part, into ordinary shares prior to the close of business on the final maturity date of the notes, subject to prior redemption or repurchase of the notes, only under the following circumstances:

     - subject to certain exceptions, upon satisfaction of a market price condition;

     - upon satisfaction of a trading price condition;

     - upon the occurrence of certain credit ratings events;

     - upon notice of redemption; or

     - upon the occurrence of specified corporate transactions.

     The number of ordinary shares you will receive upon conversion of your notes will be determined by multiplying the number of $1,000 principal amount notes you convert by the conversion rate on the date of conversion. You may convert your notes in part so long as such part is $1,000 principal amount or an integral multiple of $1,000.

     If we call notes for redemption, you may convert the notes until the close of business on the business day immediately preceding the redemption date, unless we fail to pay the redemption price. If you have submitted your notes for repurchase upon a designated event, you may convert your notes only if you withdraw your repurchase election. Similarly, if you exercise your option to require us to repurchase your notes other than upon a designated event, those notes may be converted only if you withdraw your election to exercise your option in accordance with the terms of the indenture. Upon conversion of notes, a holder will not receive any cash payment of interest or liquidated damages, if any, except in the circumstances specified in the next paragraph, and such amounts will be forfeited.

     Notwithstanding the preceding paragraph, if notes are converted after a record date but prior to the next succeeding interest payment date, holders of such notes at the close of business on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date but on or prior to the next interest payment date, (2) if we have specified a repurchase date following a designated event that is after a record date but on or prior to the next succeeding interest payment date or (3) to the extent of any overdue interest at the time of conversion with respect to such note.

  CONVERSION UPON SATISFACTION OF MARKET PRICE CONDITION

     You may surrender your note for conversion into our ordinary shares prior to the close of business on the maturity date during any fiscal quarter commencing after March 31, 2004, and only during such fiscal quarter if the closing sale price of our ordinary shares exceeds 130% of the then effective conversion price for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter.

     The "closing sale price" of our ordinary shares on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which our ordinary shares are traded or, if our ordinary shares are not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated. In the absence of such a quotation, we will determine the closing sale price on the basis we consider appropriate, and such determination shall be conclusive. The "conversion price" as of any day will equal $1,000 divided by the conversion rate as of such day.

  CONVERSION UPON SATISFACTION OF TRADING PRICE CONDITION

     You may surrender your notes for conversion into our ordinary shares prior to the close of business on the maturity date during the five business-day period after any five consecutive trading-day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that measurement period was less than 98% of the product of the closing sale price of our ordinary shares and the conversion rate for such date (the "98% Trading Exception"); provided, however, you may not convert your notes in reliance on this provision if on any trading day during such measurement period the closing sale price of our ordinary shares was between 100% and 130% of the then current conversion price of the notes.

     The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $10,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $10,000,000 principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the "closing sale price" of our ordinary shares and the conversion rate.

     In connection with any conversion upon satisfaction of the above trading pricing condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our ordinary shares and the conversion rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the closing sale price of our ordinary shares and the conversion rate.

  CONVERSION UPON CREDIT RATINGS EVENT

     After the earlier of (a) the date the notes are rated by both Standard & Poor's and Moody's and (b) five business days from the date the notes are issued, you may surrender your note for conversion into our ordinary shares prior to close of business on the maturity date during any period in which the credit rating assigned to the notes by Standard & Poor's or Moody's (or any successors to these entities) is "BB-" or "Ba3," respectively, or lower, or if either of these rating agencies no longer rates the notes, or if either of these rating agencies suspends or withdraws the rating assigned to the notes, or if the notes are not assigned a rating by both rating agencies.

  CONVERSION UPON NOTICE OF REDEMPTION

     If we call notes for redemption, you may convert the notes until the close of business on the business day immediately preceding the redemption date, after which time your right to convert will expire unless we default in the payment of the redemption price.

  CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

     If we elect to:

     - distribute to all holders of our ordinary shares certain rights or warrants entitling them to purchase, for a period expiring within 45 days of the record date for such issuance, our ordinary shares at less than the average of the closing sale prices of our ordinary shares for the 10 trading days preceding the declaration date for such distribution; or

     - distribute to all holders of our ordinary shares ordinary shares, assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 5% of the closing sale price of our ordinary shares on the day preceding the declaration date for such distribution;

we must notify you at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, you may surrender your notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or any announcement by us that such distribution will not take place. If you will otherwise participate in the distribution without conversion, you will not have the right to convert pursuant to this provision.

     In addition, if we are a party to a consolidation, amalgamation, merger, binding share exchange or sale, lease or transfer of all or substantially all of our assets, in each case pursuant to which our ordinary shares would be converted into cash, securities or other property, you may surrender your notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until and including the date that is 15 days after the actual date of such transaction (or if such consolidation, amalgamation, merger, binding share exchange or sale, lease or transfer also constitutes a designated event, until the repurchase date corresponding to such designated event). If we are a party to a consolidation, amalgamation, merger, binding share exchange or sale, lease or transfer of all or substantially all of our assets, in each case pursuant to which our ordinary shares are converted into cash, securities or other property, then at the effective time of the transaction, your right to convert a note into our ordinary shares will be changed into a right to convert it into the kind and amount of cash, securities and other property that you would have received if you had converted your notes immediately prior to the transaction. If the transaction also constitutes a designated event, you can require us to repurchase all or a portion of your notes as described under "-- Repurchase at Option of the Holder Upon a Designated Event."

  CONVERSION PROCEDURES

     The initial conversion rate for the notes is 23.1911 ordinary shares per $1,000 principal amount of notes, subject to adjustment as described below, which represents an initial conversion price of $43.12 per share. We will not issue fractional ordinary shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of the ordinary shares on the trading day prior to the conversion date. Except as described above, you will not receive any accrued interest or dividends upon conversion.

     To convert your note into ordinary shares you must do the following (or comply with DTC procedures for doing so in respect of your beneficial interest in notes evidenced by a global note):

     - complete and manually sign the conversion notice on the back of the note or facsimile of the conversion notice and deliver this notice to the conversion agent;

     - surrender the note to the conversion agent;

     - if required, furnish appropriate endorsements and transfer documents;

     - if required, pay all transfer or similar taxes; and

     - if required, pay funds equal to interest payable on the next interest payment date.

     The date you comply with these requirements is the conversion date under the indenture.

  CONVERSION RATE ADJUSTMENTS

     We will adjust the conversion rate if any of the following events occurs:

          (1) We issue ordinary shares as a dividend or distribution on our ordinary shares.

          (2) We issue to all holders of ordinary shares certain rights or warrants to purchase our ordinary shares, for a period expiring within 45 days of the record date for such issuance, at a price per share that is less than the average of the closing sale prices of our ordinary shares for the 10 trading days preceding the declaration date for such distribution.

          (3) We subdivide or combine our ordinary shares.

          (4) We distribute to all holders of our ordinary shares any shares of our capital stock, evidences of indebtedness or assets, including cash and securities but excluding rights or warrants specified above and dividends or distributions specified above.

          If we distribute shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our ordinary shares, in each case based on the average of the closing sale prices of those securities (where such closing sale prices are available) for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted.

          If we distribute cash (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up), then the conversion rate shall be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction, (1) the numerator of which shall be the current market price of our ordinary shares on the record date, and (2) the denominator of which will be the current market price of our ordinary shares on the record date minus the amount per share of such distribution.

          (5) We or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our ordinary shares to the extent that the cash and value of any other consideration included in the payment per share of ordinary shares exceeds the closing sale price per share of ordinary shares on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

          (6) Someone other than us or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer in which, as of the closing date of the offer, our board of directors is not recommending rejection of the offer.

          The adjustment referred to in this clause (6) will only be made if:

        - the tender offer or exchange offer is for an amount that increases the offeror's ownership of ordinary shares to more than 25% of the total ordinary shares outstanding; and

        - the cash and value of any other consideration included in the payment per share of ordinary shares exceeds the closing sale price per share of ordinary shares on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

     However, the adjustment referred to in this clause (6) will generally not be made if as of the closing of the offer, the offering documents disclose a plan or an intention to cause us to engage in a consolidation or merger or a sale of all or substantially all of our assets.

     "Current market price" of our ordinary shares on any day means the average of the closing price per share of our ordinary shares for each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the "ex-date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, "ex-date" means the first date on which our ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

     To the extent that we have a rights plan in effect upon conversion of the notes into ordinary shares, you will receive, in addition to the ordinary shares, the rights under the rights plan, unless prior to any conversion, the rights have separated from the ordinary shares, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our ordinary shares, shares of our capital stock, evidences of indebtedness or assets as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

     In the event of:

     - any reclassification of our ordinary shares;

     - a consolidation, merger or combination involving us; or

     - a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our ordinary shares would be entitled to receive stock, other securities, other property, assets or cash for their ordinary shares, upon conversion of your notes you will be entitled to receive the same type of consideration that you would have been entitled to receive if you had converted the notes into our ordinary shares immediately prior to any of these events.

     We may, from time to time, increase the conversion rate if our Board of Directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of ordinary shares resulting from any stock or rights distribution. See "Certain United States Federal Income Tax Considerations -- Tax Consequences to U.S. Holders -- Adjustment to Conversion Rate."

     The holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend as a result of the adjustments to the conversion rate described above. See "Certain United States Federal Income Tax Considerations -- Tax Consequences to U.S. Holders -- Adjustment to Conversion Rate."

     We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate. Except as described above in this section, we will not adjust the conversion rate for any issuance of our ordinary shares or convertible or exchangeable securities or rights to purchase our ordinary shares or convertible or exchangeable securities.

OPTIONAL REDEMPTION BY AMDOCS

     Beginning March 20, 2009, we may redeem the notes in whole or in part for cash at any time at a redemption price equal to 100% of the principal amount of notes, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the redemption date. If such redemption date falls after a record date but on or prior to the next succeeding interest payment date, we will pay the full amount of accrued and unpaid interest, and liquidated damages, if any, on such interest payment date to the holder of record on the close of business on the corresponding record date. We are required to give notice of redemption by mail to holders not more than 60 but not less than 30 days prior to the redemption date.

     If less than all of the outstanding notes are to be redeemed, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to the extent practicable to be of the portion selected for redemption.

     We may not redeem the notes if we have failed to pay any interest on the notes and such failure to pay is continuing, or if the principal amount of the notes has been accelerated.

REPURCHASE AT OPTION OF THE HOLDER

     You have the right to require us to repurchase your notes, in whole or in part, on March 15 of 2009, 2014 and 2019. We will be required to repurchase any outstanding note for which you deliver a written repurchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the notes listed in the notice. Our repurchase obligation will be subject to certain additional conditions.

     The repurchase price payable for a note will be equal to the principal amount to be repurchased, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the repurchase date.

     At our option, instead of paying the repurchase price in cash, we may pay it in our ordinary shares or a combination of cash and our ordinary shares valued at 100% of the average of the closing sales prices of such ordinary shares on the NYSE (or such other national or regional exchange or market on which the securities are then listed or quoted) for the five consecutive trading days ending on the third trading day prior to the repurchase date. We may only pay the repurchase price in ordinary shares if we satisfy certain conditions provided in the indenture, including:

     - registration of the ordinary shares to be issued upon repurchase under the Securities Act and the Securities Exchange Act of 1934, referred to herein as the Exchange Act, if required;

     - qualification of the ordinary shares to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

     - listing of the ordinary shares on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

     If any condition is not satisfied, such as the condition that there be no restrictions on any transfer of the shares, the repurchase price may be paid only in cash. For a discussion of the tax treatment of a holder receiving cash, ordinary shares or any combination thereof, see "Certain United States Federal Income Tax Considerations." We may, at any time, irrevocably relinquish our right to pay the repurchase price in ordinary shares by entering into a supplemental indenture with the trustee.

     You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The withdrawal notice must state:

     - the principal amount of the withdrawn notes;

     - if certificated notes have been issued, the certificate numbers of the withdrawn notes (or, if your notes are not certificated, your withdrawal notice must comply with appropriate DTC procedures); and

     - the principal amount, if any, that remains subject to the repurchase notice.

     We must give notice of an upcoming repurchase date to all note holders not less than 20 business days prior to the repurchase date at their addresses shown in the register of the registrar. We will also give notice to beneficial owners as required by applicable law. This notice will state, among other things: whether we will pay the repurchase price of the notes in cash or ordinary shares, or both cash and ordinary shares (in which case the relative percentages will be specified); if we elect to pay all or a portion of the repurchase price in ordinary shares, the method by which we are required to calculate market price of the ordinary shares; and the procedures that holders must follow to require us to repurchase their notes.

     Payment of the repurchase price for a note for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the note, together with necessary endorsements, to the paying agent at its office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the note will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the note. If the paying agent holds money sufficient to pay the repurchase price of the note on the business day following the repurchase date, then, on and after the date:

     - the note will cease to be outstanding;

     - interest will cease to accrue; and

     - all other rights of the holder will terminate, other than the right to receive the repurchase price upon delivery of the note.

     This will be the case whether or not book-entry transfer of the note has been made or the note has been delivered to the paying agent.

     No notes may be repurchased by us at the option of the holders if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the indicated repurchase date. We may be unable to repurchase the notes if you elect to require us to repurchase the notes pursuant to this provision. If you elect to require us to repurchase the notes on March 15 of 2009, 2014 or 2019, we may not have enough funds to pay the repurchase price for all tendered notes. Any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting the repurchase of the notes under certain circumstances. If you elect to require us to repurchase the notes at a time when we are prohibited from repurchasing notes, we could seek the consent of our lenders to repurchase the notes or attempt to refinance this debt. If we do not obtain consent, we would not be permitted to repurchase the notes. Our failure to repurchase tendered notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

     We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the tender offer. To the extent applicable, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes.

REPURCHASE AT OPTION OF THE HOLDER UPON A DESIGNATED EVENT

     If a designated event occurs at any time prior to the maturity of the notes, you may require us to repurchase your notes, in whole or in part, on a repurchase date that is not less than 20 nor more than 35 business days after the date of our notice of the designated event. The notes will be repurchased only in integral multiples of $1,000 principal amount.

     We will repurchase the notes at a price equal to 100% of the principal amount to be repurchased, plus accrued and unpaid interest, and liquidated damages, if any, to, but excluding, the repurchase date. If such repurchase date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record on the close of business on the corresponding record date.

     At our option, instead of paying the repurchase price in cash, we may pay it in our ordinary shares or, if applicable, our parent's common equity, or a combination of cash and shares valued at 100% of the average of the closing sales prices of such shares on the New York Stock Exchange (or such other national or regional exchange or market on which the securities are then listed or quoted) for the five consecutive trading days ending on the third trading day prior to the repurchase date. We may only pay the repurchase price in shares if we satisfy certain conditions provided in the indenture, including:

     - registration of the shares to be issued upon redemption under the Securities Act and the Exchange Act, if required;

     - qualification of the shares to be issued upon redemption under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

     - listing of the shares on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

     If any condition is not satisfied, such as the condition that there be no restrictions on any transfer of the shares, the repurchase price may be paid only in cash. We may, at any time, irrevocably relinquish our right to pay the repurchase price in shares by entering into a supplemental indenture with the trustee.

     We will mail to all record holders a notice of a designated event within 15 days after it has occurred. This notice will state, among other things: whether we will pay the repurchase price of the notes in cash, shares of our ordinary shares or, if applicable, our parent's common equity, or both cash and shares (in which case the relative percentages will be specified); if we elect to pay all or a portion of the repurchase price in shares, the method by which we are required to calculate market price of the shares; and the procedures that holders must follow to require us to repurchase their notes. We are also required to deliver to the trustee a copy of the designated event notice. If you elect to require us to repurchase your notes, you must deliver to us or our designated agent, on or before the repurchase date specified in our designated event notice, your repurchase notice and any notes to be repurchased, duly endorsed for transfer. We will promptly pay the repurchase price for notes surrendered for repurchase following the repurchase date.

     You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The withdrawal notice must state:

     - the principal amount of the withdrawn notes;

     - if certificated notes have been issued, the certificate numbers of the withdrawn notes (or, if your notes are not certificated, your withdrawal notice must comply with appropriate DTC procedures); and

     - the principal amount, if any, that remains subject to the repurchase notice.

     Payment of the repurchase price for a note for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the note, together with necessary endorsements, to the paying agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the note will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the note. If the paying agent holds money sufficient to pay the repurchase price of the note on the repurchase date, then, on and after the business day following the repurchase date:

     - the note will cease to be outstanding;

     - interest will cease to accrue; and

     - all other rights of the holder will terminate, other than the right to receive the repurchase price upon delivery of the note.

     This will be the case whether or not book-entry transfer of the note has been made or the note has been delivered to the paying agent.

     A "designated event" will be deemed to have occurred upon a fundamental change or a termination of trading.

     A "fundamental change" is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of our ordinary shares are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration that is not all or substantially all common stock (or comparable equity security of a non-U.S. entity) that:

     - is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

     - is approved, or immediately after the transaction or event will be approved, for quotation on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices.

     A "termination of trading" will be deemed to have occurred if our ordinary shares (or other securities into which the notes are then convertible) are neither listed for trading on a United States national securities exchange nor approved for trading on the NASDAQ National Market.

     We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of a designated event. To the extent applicable, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the notes in the event of a designated event.

     These designated event repurchase rights could discourage a potential acquirer of Amdocs. However, this designated event repurchase feature is not the result of management's knowledge of any specific effort to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions. The term "designated event" is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. Our obligation to offer to repurchase the notes upon a designated event would not necessarily afford you protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. No notes may be repurchased by us at the option of holders upon a designated event if the principal amount of the notes has been accelerated and such acceleration has not been rescinded.

     We may be unable to repurchase the notes in the event of a designated event. If a designated event were to occur, we may not have enough funds to pay the repurchase price for all tendered notes. Any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting repurchase of the notes under certain circumstances, or expressly prohibit our repurchase of the notes upon a designated event or may provide that a designated event constitutes an event of default under that agreement. If a designated event occurs at a time when we are prohibited from repurchasing notes, we could seek the consent of our lenders to repurchase the notes or attempt to refinance this debt. If we do not obtain consent, we would not be permitted to repurchase the notes. Our failure to repurchase tendered notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

ADDITIONAL TAX AMOUNTS

     All amounts payable (whether in respect of principal, interest, liquidated damages or otherwise) in respect of the notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Guernsey or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, we will pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts receivable by the holder after such withholding or deduction shall equal the respective amounts that would have been receivable by such holder in the absence of such withholding or deduction; except that no such additional amounts shall be payable in relation to any payment in respect of any of the notes:

     - to, or to a third party on behalf of, a person who is liable for such taxes, duties, levies, assessments or governmental charges in respect of such note by reason of his having some connection with (including being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) Guernsey other than (a) the mere holding of such note or (b) the receipt of principal, interest or other amount in respect of such note; or

     - presented for payment more than 30 days after the relevant date (as defined below), except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the same for payment on or before the expiry of such period of 30 days; or

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

     - on account of any inheritance, gift, estate, personal property, sales, or similar taxes duties, levies, assessments or similar governmental charges; or

     - on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such note.

     The "relevant date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the notes.

     If Amdocs becomes subject generally at any time to any taxing jurisdiction other than or in addition to Guernsey, references to Guernsey in this section and the following section shall be read and construed as references to such other jurisdiction(s) and/or to Guernsey.

     Notwithstanding the foregoing discussion concerning withholding taxes, in the event that any deduction or withholding on account of tax is required to be made, or is made, in connection with the European Union directive on the taxation of savings income adopted on June 3, 2003, or any law, regardless of whether or not enacted by a member state of the European Union or otherwise, required by such directive implementing or complying with, or introduced in order to conform to, such directive, no additional amounts shall be payable or paid by us to any holder in respect of the notes. See "Certain Guernsey Tax Considerations -- European Union Savings Tax Directive."

     Any reference in this section to "principal" and/or "interest" in respect of the notes shall be deemed also to refer to any additional amounts that may be payable under this section. Unless the context otherwise requires, any reference in this section to "principal" shall include any redemption amount and any other amounts in the nature of principal payable pursuant to this section and "interest" shall include all amounts payable pursuant to this section and any other amounts in the nature of interest payable pursuant to this section, including liquidated damages.

TAX REDEMPTION

     Subject to the conditions described below, the notes may be redeemed for cash, in whole but not in part, at our option, upon not less than 30 days' nor more than 60 days' prior notice to the holders at the redemption price equal to 100% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the date fixed for redemption, if we determine, based on an opinion received from a tax advisor who is an expert in the tax laws of the relevant jurisdiction, that on the next succeeding interest payment date, as a result of any change in or amendment to the laws or treaties, or any regulations or rulings promulgated thereunder, of Guernsey or any political subdivision thereof or any authority or agency therein or thereof having power to tax and affecting taxation, or any proposed change in such laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction) which change or amendment becomes effective or is proposed on or after the closing date of the sale of the notes, Amdocs has or will become obligated to pay additional amounts on any notes, provided, however, that (i) the obligation to withhold or deduct cannot be avoided by us by using our reasonable best efforts to obtain an exemption from such deduction or withholding obligation (in the event application to the appropriate authorities is reasonably required in order to avoid such obligation) and such application has been denied, and (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts.

     Notwithstanding the foregoing, if we give notice of redemption as described above, each holder of notes will have the right to elect that such holder's notes will not be subject to such redemption. If a holder of notes elects not to be subject to such redemption, we will not be required to pay any additional amounts with respect to payments made on that holder's notes (solely as a result of the change in Guernsey tax law that caused additional amounts to be payable) following the redemption date fixed by us, and all subsequent payments on such holder's notes whether in cash or ordinary shares will be subject to applicable Guernsey taxes. In such event, payments of interest on the notes arising on maturity, redemption, purchase or conversion of a note or on an assignment or other transfer of a note to a person resident in Guernsey may be subject to Guernsey taxes, and the tax consequences to holders of notes described under "Certain Guernsey Tax Considerations" will no longer apply.

     Because the tax consequences to holders in such circumstances could be material and adverse, holders of notes should consult their own tax advisors in considering whether to elect their option to avoid redemption in such circumstances. In the event that cash payments which a holder would otherwise be entitled to receive from us are insufficient to pay applicable Guernsey taxes, we may require from a holder as a condition to the holder's right to receive any ordinary shares on conversion or other amounts from us an amount of cash sufficient to pay applicable Guernsey taxes. Holders of notes must elect their option to avoid such redemption by written notice to the trustee no later than the 15th day prior to the redemption date fixed by us.

MERGER AND SALE OF ASSETS BY AMDOCS

     The indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to another person, and we may not permit any person to consolidate with or merge into us or convey, transfer, sell or lease such person's properties and assets substantially as an entirety to us, unless among other items:

     - the person formed by such consolidation or into or with which we are merged or the person to which our properties and assets are so conveyed, transferred, sold or leased, shall be a corporation, limited liability company, partnership or trust organized and validly existing under either
       (1) the laws of Guernsey, the United States, any state within the United States or the District of Columbia or any other country (including its political subdivisions) which on the issue date is a member of the Organization for Economic Cooperation and Development or (2) any other country whose legal and jurisprudential system is principally based on, or substantially similar to, English common law so long as the location of that entity in such common law country would not adversely affect the rights of holders and, in each case, if we are not the surviving person, the surviving person files a supplement to the indenture and expressly assumes the payment of the principal and interest on the notes and the performance of our other covenants under the indenture;

     - after giving effect to such transaction, there is no event of default under the indenture, and no event which, after notice or passage of time or both, would become an event of default; and

     - other requirements as described in the indenture are met.

EVENTS OF DEFAULT; NOTICE AND WAIVER

     The following are events of default under the indenture:

     - we fail to pay principal when due at maturity, upon redemption, repurchase or otherwise on the notes;

     - we fail to pay any interest and liquidated damages, if any, on the notes, when due and such failure continues for a period of 30 days;

     - we fail to provide timely notice of a designated event;

     - we fail to perform or observe any of the covenants in the indenture for 60 days after written notice to us from the trustee (or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes);

     - payment defaults or other defaults causing acceleration of indebtedness prior to maturity, where the principal amount of the indebtedness subject to such defaults aggregates $50.0 million or more;

     - we fail to deliver our ordinary shares upon conversion of the notes within the time period required by the indenture, and such failure continues for a period of five days; or

     - certain events involving our bankruptcy, insolvency or reorganization.

     The trustee may withhold notice to the holders of the notes of any default, except defaults in payment of interest or liquidated damages, if any, on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

     If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal, and accrued interest and liquidated damages, if any, on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the principal, and accrued interest and liquidated damages, if any, on the notes will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal, interest or liquidated damages, if any, that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding notes may waive these past defaults.

     Payments of principal or interest or liquidated damages, if any, on the notes that are not made when due will accrue interest from the required payment date at the annual rate of 1% above the then applicable interest rate for the notes.

     The holders of a majority of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

     No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest on the notes, unless:

     - the holder has given the trustee written notice of an event of default;

     - the holders of at least 25% in principal amount of outstanding notes make a written request and offer indemnity reasonably satisfactory to the trustee to pursue the remedy;

     - the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the notes;

     - the holder or holders have offered security or indemnity reasonably satisfactory to the trustee against any costs, liability or expense of the trustee; and

     - the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

MODIFICATION AND WAIVER

     The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note if it would:

     - extend the fixed maturity of any note;

     - reduce the rate or extend the time for payment of interest, or liquidated damages, if any, on any note;

     - reduce the principal amount of any note;

     - reduce any amount payable upon redemption or repurchase of any note;

     - adversely change our obligation to repurchase any note at the option of a holder or upon a designated event;

     - impair the right of a holder to institute suit for payment on any note;

     - change the currency in which any note is payable;

     - impair the right of a holder to convert any note or reduce the number of ordinary shares or the amount of any other property receivable upon conversion;

     - reduce the quorum or voting requirements under the indenture;

     - subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture; or

     - reduce the percentage of notes required for consent to any modification of the indenture.

     We are permitted to modify certain provisions of the indenture without the consent of the holders of the notes.

FORM, DENOMINATION AND REGISTRATION

     The notes were issued:

     - in fully registered form;

     - without interest coupons; and

     - in denominations of $1,000 principal amount and integral multiples of $1,000.

  GLOBAL NOTE, BOOK-ENTRY FORM

     Notes are evidenced by one or more global notes. We deposited the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC (called "participants"). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

     Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

     - not receive physical delivery of certificates in definitive registered form; and

     - not be considered holders of the global note.

     We will pay interest on and the redemption price and the repurchase price of a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

     - for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

     - for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

     We will issue the notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global note may be exchanged for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that notes shall no longer be represented by global notes, in which case we will issue certificates in definitive form in exchange for the global notes.

REGISTRATION RIGHTS

     We entered into a registration rights agreement dated March 5, 2004 with the initial purchasers pursuant to which we have, at our own expense, for the benefit of the noteholders, filed with the SEC the shelf registration statement of which this prospectus is a part, covering resale of the notes and the ordinary shares issuable upon conversion of the notes. Our obligation to keep the shelf registration statement effective terminates upon the earlier of:

     - such time as all of the registrable securities have been sold pursuant to the shelf registration statement or sold to the public pursuant to Rule 144 under the Securities Act, or any other similar provision then in force (but not Rule 144A); or

     - the expiration of the holding period applicable to such securities held by persons that are not affiliates of Amdocs under Rule 144(k) under the Securities Act, or any successor provision.

     When we use the term "registrable securities" in this section, we are referring to the notes and the ordinary shares issuable upon conversion of the notes until the earliest of:

     - the effective registration under the Securities Act and the resale of the securities in accordance with the registration statement;

     - the expiration of the holding period with respect to the registrable securities under Rule 144(k) under the Securities Act; and

     - the sale of the registrable securities to the public pursuant to Rule 144 under the Securities Act.

     We may, upon written notice to all the holders of registrable securities, postpone having the shelf registration statement declared effective for a reasonable period not to exceed 90 days if we in good faith reasonably believe that we possess material non-public information, the disclosure of which would have a material adverse effect on us and our subsidiaries taken as a whole.

     We may suspend the use of the prospectus under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period shall not exceed:

     - 30 days in any three-month period; or

     - an aggregate of 90 days for all periods in any 12-month period.

     Notwithstanding the foregoing, we will be permitted to suspend the use of the prospectus for up to 60 days in any three-month period under certain circumstances, relating to possible acquisitions, financings or other similar transactions.

     We will pay predetermined liquidated damages on the interest payment dates for the notes if the shelf registration statement is not timely filed or declared effective or if the prospectus included in such registration statement is unavailable for periods in excess of those permitted above:

     - on the notes at an annual rate equal to 0.25% of the aggregate principal amount of the notes outstanding for the first 90-day period immediately following the failure to timely file or make effective a shelf registration statement or the failure to make the prospectus available for periods described above, and such rate will increase to 0.50% per annum thereafter until the registration statement is filed or made effective or until the prospectus is made available; and

     - on the ordinary shares that have been issued upon conversion of the notes, at an annual rate equal to 0.25% of an amount equal to $1,000 divided by the conversion rate during such periods for the first 90-day period immediately following the failure to timely file or make effective a shelf registration statement or the failure to make the prospectus available for periods described above, and such rate will increase to 0.50% per annum thereafter until the registration statement is filed or made effective or until the prospectus is made available.

     In no event will liquidated damages accrue at an annual rate exceeding
0.50%.

     As a result of the shelf registration statement not being declared effective within the time periods described above, we became obligated to pay to the holders of the notes aggregate liquidated damages in the amount of $68,750. We paid $43,750 of this amount on September 15, 2004 in conjunction with our interest payment to the record holders of the notes as of the close of business on September 1, 2004, and we will pay the balance in connection with our March 15, 2005 interest payment to the record holders of the notes as of the close of business on March 1, 2005.

     A holder who elects to sell registrable securities pursuant to the shelf registration statement will be required to:

     - be named as a selling securityholder in the related prospectus;

     - deliver a prospectus to purchasers; and

     - be subject to the provisions of the registration rights agreement, including indemnification provisions.

     Under the registration rights agreement we will:

     - pay all customary expenses with respect to the shelf registration statement;

     - provide each registered holder copies of the prospectus;

     - notify holders when the shelf registration statement has become effective; and

     - take other reasonable actions as are required to permit unrestricted resales of the registrable securities in accordance with the terms and conditions of the registration rights agreement.

     The plan of distribution of the shelf registration statement, of which this prospectus is a part, permits resales of registrable securities by selling securityholders through brokers and dealers.

     We agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the shelf registration statement, of which this prospectus is a part.

     This summary in this prospectus of provisions of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has previously been filed with the SEC.

RULE 144A INFORMATION REQUEST

     We will furnish to the holders or beneficial holders of the notes or the underlying ordinary shares and prospective purchasers, upon their request, the information required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

INFORMATION CONCERNING THE TRUSTEE

     We have appointed The Bank of New York, the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may provide banking and other services to us in the ordinary course of their business.

     The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign.

GOVERNING LAW

     The notes and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

                          DESCRIPTION OF SHARE CAPITAL

     The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Articles of Association.


     The share capital of Amdocs is L5,750,000 divided into (i) 25,000,000 preferred shares with a par value of L0.01 per share and (ii) 550,000,000 ordinary shares with a par value of L0.01 per share, consisting of 500,000,000 voting ordinary shares and 50,000,000 non-voting ordinary shares. As of December 31, 2004, 202,004,950 ordinary shares were outstanding (net of treasury shares) and no non-voting ordinary shares or preferred shares were outstanding. The rights, preferences and restrictions attaching to each class of the shares are as follows:


PREFERRED SHARES

     - Issue -- the preferred shares may be issued from time to time in one or more series of any number of shares up to the amount authorized.

     - Authorization to Issue Preferred Shares -- authority is vested in the directors from time to time to authorize the issue of one or more series of preferred shares and to provide for the designations, powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereon.

     - Relative Rights -- all shares of any one series of preferred shares must be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends shall be cumulative.

     - Liquidation -- in the event of any liquidation, dissolution or winding-up, the holders of our preferred shares are entitled to preference with respect to payment and to receive payment (at the rate fixed in any resolution or resolutions adopted by the directors in such case) plus an amount equal to all dividends accumulated to the date of final distribution to such holders. The holders of preferred shares are entitled to no further payment other than that stated above. If upon any liquidation our assets are insufficient to pay in full the amount stated above, then such assets shall be distributed among the holders of our preferred shares.

     - Voting Rights -- except as otherwise provided for by the directors upon the issue of any new series of preferred shares, the holders of shares of preferred shares have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of members.

ORDINARY SHARES AND NON-VOTING ORDINARY SHARES

     Except as otherwise provided by the Memorandum of Association and Articles of Association, the ordinary shares and non-voting ordinary shares are identical and entitle holders thereof to the same rights and privileges.

     - Dividends -- when and as dividends are declared on our shares, the holders of voting ordinary shares and non-voting ordinary shares are entitled to share equally, share for share, in such dividends except that if dividends are declared which are payable in voting ordinary shares or non-voting ordinary shares, dividends must be declared which are payable at the same rate in both classes of shares.

     - Conversion of Non-Voting Ordinary Shares into Voting Ordinary
       Shares -- upon the transfer of non-voting ordinary shares from the original holder thereof to any third party not affiliated with such original holder, non-voting ordinary shares are redesignated in our books as voting ordinary shares and automatically convert into the same number of voting ordinary shares.

     - Liquidation -- upon any liquidation, dissolution or winding-up, any of our assets remaining after creditors and the holders of any preferred shares have been paid in full shall be distributed to the holders of voting ordinary shares and non-voting ordinary shares equally share for share.

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

     - Voting Rights -- the holders of voting ordinary shares are entitled to vote on all matters to be voted on by the members, and the holders of non-voting ordinary shares are not entitled to any voting rights.

     - Preferences -- the voting ordinary shares and non-voting ordinary shares are subject to all the powers, rights, privileges, preferences and priorities of the preferred shares as are set out in the Articles of Association.

             COMPARISON OF UNITED STATES AND GUERNSEY CORPORATE LAW

     The following discussion is a summary of the material differences between United States and Guernsey corporate law relevant to an investment in the notes and our ordinary shares. The following discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

     Under the laws of many jurisdictions in the United States, controlling shareholders generally have certain "fiduciary" responsibilities to minority shareholders. Shareholder action by controlling shareholders must be taken in good faith and actions by such shareholders that are obviously unreasonable may be declared null and void. Guernsey law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in United States jurisdictions.

     Under Guernsey law, an individual shareholder cannot, without the authority of the majority of the shareholders of the corporation, initiate litigation in the corporation's name, but an individual shareholder may seek to enforce the corporation's rights by suing in representative form on behalf of himself and all of the other shareholders of the corporation (except the wrongdoers where the complaint is against other shareholders) against the wrongdoers, who may include directors. In these circumstances, the corporation itself may be joined as a nominal defendant in order that it can be bound by the judgment and, if an action results in any property or damages recovered, such recovery goes not to the plaintiff, but to the corporation. Alternatively, Guernsey law makes specific provision to enable a shareholder to apply to the court for relief on the ground that the affairs of the corporation are being or have been conducted in a manner that is unfairly prejudicial to the interests of certain shareholders (including at least himself) or any actual or proposed act or omission of the corporation is or would be so prejudicial. In such circumstances, the court has wide discretion to make orders to regulate the conduct of the corporation's affairs in the future, to require the corporation to refrain from doing or continuing to do an act that the applicant has complained it has omitted to do, to authorize civil proceedings to be brought in the name and on behalf of the corporation and to provide for the purchase of shares of any shareholder of the corporation by other members or by the corporation itself.

     As in most United States jurisdictions, unless approved by a special resolution of our shareholders, our directors do not have the power to take certain actions, including an amendment of our Memorandum of Association or Articles of Association or an increase or reduction in our authorized capital. Directors of a Guernsey corporation, without shareholder approval, in certain instances may, among other things, implement a reorganization and effect certain mergers or consolidations, certain sales, transfers, exchanges or dispositions of assets, property, parts of the business or securities of the corporation; or any combination thereof, if they determine any such action is in the best interests of the corporation, its creditors or its shareholders.

     As in most United States jurisdictions, the board of directors of a Guernsey corporation is charged with the management of the affairs of the corporation. In most United States jurisdictions, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Under Guernsey law, directors have comparable fiduciary duties. Many United States jurisdictions have enacted various statutory provisions that permit the monetary liability of directors to be eliminated or limited. Guernsey has not adopted provisions eliminating or limiting the liabilities of directors, although Guernsey law protecting the interests of shareholders may not be as protective in all circumstances as the law protecting shareholders in United States jurisdictions. Under our Articles of Association, we are obligated to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or agent of Amdocs, provided that we have no obligation to indemnify any such persons for any claims they incur or sustain by or through their own willful act or default.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the notes and ordinary shares into which the notes may be converted, as of the date hereof. The information provided below is based on the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions all as in effect as of the date hereof, all of which may be repealed, revoked or modified with possible retroactive effect. The summary applies only to holders that purchase notes in the initial offering at their issue price and hold the notes and ordinary shares into which the notes may be converted as capital assets for tax purposes. The summary does not address tax considerations that may be relevant to particular investors because of their specific circumstances, or because they are subject to special rules. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, such as:

     - banks or other financial institutions;

     - entities treated as partnerships or other flow-through entities for United States federal income tax purposes;

     - U.S. Holders (as defined below) whose functional currency is other than the United States dollar;

     - tax-exempt entities;

     - insurance companies;

     - regulated investment companies;

     - dealers in securities or currencies; or

     - persons that will hold notes or the ordinary shares into which the notes may be converted as a hedge against currency risk or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the notes or the ordinary shares into which the notes may be converted (as the case may be) and one or more other investments.

     Finally, the summary does not describe the effect of the federal gift or estate tax laws or the effect of any applicable foreign, state or local laws. This discussion is for general information only and is not intended as legal or tax advice to any particular investor. This summary does not provide a complete analysis or listing of all potential tax considerations. Prospective holders should consult their tax advisors as to the particular tax consequences to them of purchasing, holding or disposing of the notes and the ordinary shares into which the notes may be converted.

     For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a note or our ordinary shares acquired upon conversion of a note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or other entity subject to tax as a corporation for United States federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have authority to control all of its substantial decisions. A "Non-U.S. Holder" is any beneficial owner of a note or our ordinary shares acquired upon conversion of a note that is not a U.S. Holder. If a partnership or other flow-through entity is a beneficial owner of a note or ordinary shares, the tax treatment of the partner will depend upon the status of the partner or other owner and the activities of the partnership or other entity.

TAX CONSEQUENCES TO U.S. HOLDERS

  INTEREST

     U.S. Holders will be required to recognize as ordinary income any interest paid or accrued on the notes at the time that such payments are accrued or received, in accordance with their regular method of accounting. In general, if the terms of a debt instrument entitle a holder to receive payments, other than fixed periodic interest and certain de minimis payments, that exceed the issue price of the instrument, the holder may be required to recognize the additional amounts as "original issue discount" over the term of the instrument. We believe that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

     We may make payments of liquidated damages or certain other contingent payments to holders of the notes:

     - if we do not file, or cause to be declared effective, or keep effective, a registration statement, or if the prospectus included in such registration statement is unavailable for specified periods, as described under "Description of Notes -- Registration Rights";

     - if Guernsey imposes an obligation to withhold or deduct certain amounts from the payments in respect of the notes, as described under "Description of Notes -- Additional Tax Amounts"; and

     - if we choose to pay the repurchase price of the notes in ordinary shares or a combination of cash and ordinary shares, as described under "Description of Notes -- Repurchase at Option of the Holder".

     We believe that there is only a remote possibility that we will make any of these payments, and therefore we do not intend to treat the notes as subject to the special rules governing certain "contingent payment" debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a note). Our determination in this regard, while not binding on the U.S. Internal Revenue Service, or the IRS, is binding on holders unless they disclose their contrary position to the IRS. If, contrary to expectations, we make any of the payments described above, U.S. Holders may be required to recognize additional interest income.

  CONVERSION OF NOTES INTO ORDINARY SHARES

     A U.S. Holder will not recognize gain or loss upon conversion of the notes solely into our ordinary shares, except with respect to cash received in lieu of a fractional share. The U.S. Holder's basis in the ordinary shares received on conversion will be the same as the U.S. Holder's adjusted tax basis in the notes at the time of conversion (reduced by any basis allocable to any fractional share interest). The holding period for the ordinary shares received on conversion will generally include the holding period of the notes that were converted.

     Cash received in lieu of a fractional share upon conversion will generally be treated as a payment in exchange for such fractional share. Accordingly, the receipt of cash in lieu of a fractional share will generally result in capital gain or loss (measured by the difference between the cash received for the fractional share and the holder's adjusted tax basis in the fractional share).

  ADJUSTMENT TO CONVERSION RATE

     The conversion rate of the notes will be adjusted if we distribute cash with respect to shares of our ordinary shares and in certain other circumstances. See "Description of Notes -- Conversion of Notes." Under section 305(c) of the Code and the applicable Treasury regulations, an increase in the conversion rate as a result of a taxable distribution to our ordinary shareholders will generally result in a deemed distribution to you. Other adjustments in the conversion rate (or failures to make such adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may have the same result. Any deemed distribution to you will be subject to tax as a dividend to the extent of our current or accumulated earnings and profits. In such a case, U.S. Holders will recognize dividend income as a result of an event pursuant to which they receive no cash or other property that could be used to pay the related tax. See "-- Dividends" below. Such deemed dividend income may not qualify for preferential U.S. income tax rates generally afforded to dividend income under recently enacted legislation. Holders of notes are advised to consult with their tax advisors with respect to the potential tax consequences of such constructive distributions.

  SALE, EXCHANGE, REDEMPTION OR OTHER TAXABLE DISPOSITION OF NOTES

     A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of the notes in an amount equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received (except to the extent such amount is attributable to accrued interest income not previously included in income, which is subject to tax as ordinary income) and (ii) such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note will generally equal the cost of the note to such holder. Such capital gain or loss will be long-term capital gain or loss if the notes were held for more than one year. The deductibility of capital losses is subject to certain limitations. If we repurchase the notes in exchange for our ordinary shares in certain circumstances at the option of the holder, such a repurchase generally will be treated in the same manner as a conversion to the extent of the portion of the notes exchanged for our ordinary shares. See "-- Conversion of Notes into Ordinary Shares."

  DIVIDENDS

     Dividends paid on our ordinary shares will generally be includable in the income of a U.S. Holder as ordinary income to the extent of our current or accumulated earnings and profits, with any excess treated first as a return of capital to the extent of the U.S. Holder's basis in the ordinary shares, which will not be subject to tax, and thereafter as capital gain. Pursuant to recently enacted legislation, dividends on our ordinary shares paid to certain U.S. Holders (including individuals) may qualify for preferential U.S. federal income tax rates (a maximum rate of 15%) if we constitute a "qualified foreign corporation" and certain other conditions are satisfied. We believe that we constitute a "qualified foreign corporation."

  SALE, EXCHANGE OR OTHER TAXABLE DISPOSITION OF ORDINARY SHARES

     Upon the sale, exchange, or other taxable disposition of our ordinary shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) such holder's adjusted tax basis in the ordinary shares. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period of the ordinary shares is more than one year at the time of the sale or exchange. The deductibility of capital losses is subject to certain limitations.

  PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

     If, during any taxable year, 75% or more of our gross income consists of certain types of passive income, or the average value during a taxable year of passive assets (generally assets that generate passive income) is 50% more of the average value of all of our assets, we will be treated as a "passive foreign investment company" under U.S. federal income tax law for such year and succeeding years. If we are treated as a passive foreign investment company, a U.S. Holder may be subject to increased tax liability upon the sale of our ordinary shares or upon the receipt of certain distributions, unless such U.S. Holder makes an election to mark our ordinary shares to market annually.

     Based on an analysis of our financial position, we believe that we have not been a passive foreign investment company for U.S. federal income tax purposes for any preceding taxable year and expect that we will not become a passive foreign investment company during the current taxable year. However, because the tests for determining passive foreign investment company status are applied as of the end of each taxable year and are dependent upon a number of factors, some of which are beyond our control, including the value of our assets, based on the market price of our ordinary shares, and the amount and type of our gross income, we cannot assure you that we will not become a passive foreign investment company in the future or that the IRS will agree with our conclusion regarding our current passive foreign investment company status. We intend to use reasonable efforts to avoid becoming a passive foreign investment company.

     Rules relating to a passive foreign investment company are very complex. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax considerations discussed above and the applicability of passive foreign investment company rules to their investments in our ordinary shares.

SPECIAL TAX RULES APPLICABLE TO NON-U.S. HOLDERS

     Payments (or deemed payments attributable to adjustments in the conversion rate) on the notes or the ordinary shares to a Non-U.S. Holder, or gain realized on the sale, exchange or redemption of the notes or the ordinary shares by a Non-U.S. Holder, will not be subject to U.S. federal income or withholding tax, as the case may be, unless such income is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States, or, in the case of gain, such Non-U.S. Holder is a nonresident alien individual who holds the notes or ordinary shares, as the case may be, as a capital asset and who is present in the United States more than 182 days in the taxable year of the sale and certain other conditions are met.

     U.S. trade or business income of a Non-U.S. Holder will generally be subject to regular United States federal income tax in the same manner as if it were realized by a U.S. Holder. Non-U.S. Holders that realize U.S. trade or business income with respect to the notes or ordinary shares should consult their tax advisors as to the treatment of such income or gain.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  U.S. HOLDERS

     Payments of interest or dividends made by us on, or the proceeds of the sale or other disposition of, the notes or ordinary shares may be subject to information reporting and United States federal backup withholding tax at the rate of 28% if the U.S. Holder who receives such payments fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the holder's United States federal income tax, provided that the required information is furnished to the IRS.

  NON-U.S. HOLDERS

     A Non-U.S. Holder may be required to comply with certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax and information reporting requirements.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND OUR ORDINARY SHARES. TAX ADVISORS SHOULD ALSO BE CONSULTED AS TO THE U.S. ESTATE AND GIFT TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND OUR ORDINARY SHARES, AS WELL AS THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

                      CERTAIN GUERNSEY TAX CONSIDERATIONS

     Under the laws of Guernsey, as currently in effect, a holder of the notes (and, upon conversion, a holder of ordinary shares) who is not a resident of Guernsey and who does not carry on business in Guernsey through a permanent establishment situated there, would be exempt from Guernsey income tax on interest and dividends paid with respect to such notes and such ordinary shares, respectively, and would not be liable for Guernsey income tax on gains realized upon the sale or other disposition of such notes and such ordinary shares. In addition, Guernsey would not impose a withholding tax on interest and dividends paid by us to the holders of such notes and such ordinary shares.

     There are no capital gains, gift or inheritance taxes levied by Guernsey, and the notes and ordinary shares generally would not be subject to any transfer taxes, stamp duties or similar charges on issuance or transfer.

EUROPEAN UNION SAVINGS TAX DIRECTIVE

     The European Union adopted a directive regarding taxation of savings income on June 3, 2003. It is proposed that, subject to a number of important conditions being met, each EU member state will, from January 1, 2005, be required to provide to the tax authorities of another EU member state details of payments of interest (or other similar income) paid by a person within its jurisdiction to or for the benefit of an individual resident in that other EU member state; however, Austria, Belgium and Luxembourg will instead apply a withholding tax system for a transitional period in relation to such payments.

     Although Guernsey is not subject to the EU savings tax directive, the Advisory and Finance Committee of Guernsey has announced that, in keeping with Guernsey's policy of constructive international engagement, Guernsey proposes to introduce a withholding tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in an EU member state by an issuer or paying agent situated in Guernsey. The withholding tax system would apply for a transitional period prior to the implementation of a system of automatic exchange of information regarding such payments. During this transitional period, such an individual beneficial owner resident in an EU member state will be entitled to request an issuer or paying agent situated in Guernsey not to withhold tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU member state in which the beneficial owner is resident.

     As indicated above under "Description of Notes -- Additional Tax Amounts," we will not make any additional payments to holders to compensate them for any tax that is required to be withheld as a result of these proposals.

                            SELLING SECURITYHOLDERS

     We originally issued the notes on March 5, 2004 to Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, whom we refer to as the initial purchasers of the notes. The initial purchasers advised us that the notes were resold by them in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be "qualified institutional buyers," as defined in Rule 144A of the Securities Act. These subsequent purchasers, listed below as selling securityholders, or their transferees, pledgees or donees or their successors, may from time to time offer and sell any or all the notes and ordinary shares issuable upon conversion of the notes pursuant to this prospectus.

     The selling securityholders have represented to us that they purchased the notes and the ordinary shares issuable upon conversion of the notes for their own account for investment only and not with a view toward selling or distributing them, except through sales registered under the Securities Act or exemptions therefrom. We agreed with the initial purchasers to file this registration statement to register the resale of the notes and the sale of the ordinary shares issuable upon conversion of the notes. We agreed to prepare and file all necessary amendments and supplements to the registration statement to keep it effective until the date on which the notes and the ordinary shares issuable upon conversion of the notes no longer qualify as "registrable securities" under our registration rights agreement.


     The following table sets forth, to our knowledge, certain information regarding the selling securityholders based upon information provided by or on behalf of the selling securityholders in a questionnaire and is as of the date specified by the securityholders in those questionnaires. The percentages set forth below are based on 202,004,950 of our ordinary shares outstanding as of December 31, 2004.


     The selling securityholders may offer all, some or none of the notes or ordinary shares issuable upon conversion of the notes. Thus, we cannot estimate the amount of the notes or the ordinary shares issuable upon conversion of the notes that will be held by the selling securityholders upon termination of any sales. The column showing ownership after completion of the offering assumes that the selling securityholders will sell all of the securities offered by this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information about their notes in transactions exempt from the registration requirements of the Securities Act.

     The information contained under the column "Ordinary Shares Beneficially Owned Upon Conversion of the Notes" represents ordinary shares issuable upon conversion of the principal amount of notes listed and assumes conversion of the full amount of the notes at the initial conversion rate of 23.1911 shares per each $1,000 principal of the notes. However, the maximum conversion rate is subject to adjustment as described under "Description of Notes -- Conversion of Notes -- Conversion Rate Adjustments." As a result, the amount of ordinary shares issuable upon conversion of the notes may increase or decrease in the future.

     Except as indicated below, none of the selling securityholders has had any material relationship with us or our affiliates within the past three years. This table assumes that other holders of notes or any future transferees from any such holder do not beneficially own any ordinary shares other than ordinary shares issuable upon conversion of the notes.

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Acuity Master Fund, Ltd. ..........       1,440,000           33,395       *               0            0          *
  ACUITY Capital Management LLC
  4 Greenwich Office Park, 3rd
  Floor
  Greenwich, CT 06831 USA

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Allstate Insurance Company(1)......       3,250,000           75,371       *               0            0          *
  Allstate Investments, LLC
  3075 Sanders Road
  Suite G6B
  Northbrook, IL 60062-7127
Allstate Life Insurance Company....       3,000,000           69,573       *               0            0          *
  Allstate Investments, LLC
  3075 Sanders Road
  Suite G6B
  Northbrook, IL 60062-7127
AM International E MAC 63 Ltd. ....         630,000           14,610       *               0            0          *
  350 Park Avenue, 4th Floor
  New York, NY 10022
AM Master Fund I, LP...............       8,470,000          196,428       *               0            0          *
  350 Park Avenue, 4th Floor
  New York, NY 10022
American Investors Life Insurance
  Co. .............................         700,000           16,233       *               0            0          *
  Inflective Asset Management, LLC
  1334 Parkview Avenue
  Suite 310
  Manhattan Beach, CA 90266
AmerUs Life Insurance Company......       4,200,000           97,402       *               0            0          *
  Inflective Asset Management, LLC
  1334 Parkview Avenue
  Suite 310
  Manhattan Beach, CA 90266
The Animi Master Fund, Ltd. .......      14,000,000          324,675       *               0            0          *
  Archeus Capital Management, LLC
  360 Madison Avenue, 10th Floor
  New York, NY 10017
Arbitex Master Fund L.P.(1)........       9,000,000          208,719       *               0            0          *
  Arbitex Asset Management L.P.
  1601 Elm Street, Suite 4000
  Dallas, TX 75201
Argent Classic Convertible
  Arbitrage Fund (Bermuda) Ltd. ...       6,955,000          161,294       *               0            0          *
  Argent Financial Group (Bermuda)
  Ltd.
  73 Front Street
  Hamilton HM12 Bermuda
Argent Classic Convertible
  Arbitrage Fund II, L.P. .........         255,000            5,913       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514
Argent Classic Convertible
  Arbitrage Fund L.P. .............       1,150,000           26,669       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Argent LowLev Convertible Arbitrage
  Fund LLC.........................       1,770,000           41,048       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514
Argent LowLev Convertible Arbitrage
  Fund II, LLC.....................         280,000            6,493       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514
Argent LowLev Convertible Arbitrage
  Fund Ltd. .......................      10,280,000          238,404       *               0            0          *
  Argent Financial Group (Bermuda)
  Ltd.
  PO Box 3013
  Hamilton, HMMX Bermuda
Aviva Life Insurance Co. ..........         250,000            5,797       *               0            0          *
  Aviva Life Insurance Co
  Morley Fund Management
  No. 1 Poultry
  London EC2R 8EJ
Aviva Life Insurance Co. ..........       2,750,000           63,775       *               0            0          *
  Aviva Life Insurance Co
  Morley Fund Management
  No. 1 Poultry
  London EC2R 8EJ
Bankers Life Insurance Company of
  New York.........................          75,000            1,739       *               0            0          *
  Inflective Asset Management, LLC
  1334 Parkview Avenue
  Suite 310
  Manhattan Beach, CA 90266
Bear, Stearns & Co. Inc.(1)........       6,250,000          144,944       *               0            0          *
  Bear, Stearns & Co. Inc.
  383 Madison Avenue
  23rd Floor, Global Fund
  New York, NY 10179 USA
Black Diamond Convertible Offshore
  LDC..............................       2,300,000           53,339       *               0            0          *
  UBS Fund Services [Cayman]
  Limited
  P.O. Box 852
  UBS House, 75 Fort Street
  George Town, Grand Cayman
  Cayman Islands BWI

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Black Diamond Offshore Ltd. .......       1,360,000           31,539       *               0            0          *
  UBS Fund Services [Cayman]
  Limited
  P.O. Box 852
  UBS House, 75 Fort Street
  George Town, Grand Cayman
  Cayman Islands BWI
BTOP Multi Strategy Master
  Portfolio Ltd. ..................       3,430,000           79,545       *               0            0          *
  25 Deforest Avenue
  Summit, NJ 07901
Citadel Credit Trading Ltd.(1).....      11,775,000          273,075       *               0            0          *
  Citadel Investment Group, L.L.C.
  131 South Dearborn
  Chicago, IL 60603 USA
Citadel Equity Fund Ltd.(1)........      66,725,000        1,547,426       *               0            0          *
  Citadel Investment Group, L.L.C.
  131 South Dearborn
  Chicago, IL 60603 USA
Citigroup Global Markets Inc.(2)...       4,400,000          102,040       *               0            0          *
  Citigroup Global Markets Inc.
  390 Greenwich Street, 3rd Floor
  Convertible Trading
  New York, NY 10013
Class C Trading Company, Ltd. .....         700,000           16,233       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514
Commissioners of the Land Office...       1,000,000           23,191       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Context Convertible Arbitrage Fund,
  LP...............................       1,350,000           31,307       *               0            0          *
  Context Capital Management, LLC
  12626 High Bluff Drive, #440
  San Diego, CA 92130
Context Convertible Arbitrage
  Offshore Fund, LTD. .............       3,800,000           88,126       *               0            0          *
  Context Capital Management, LLC
  12626 High Bluff Drive, #440
  San Diego, CA 92130
Credit Suisse First Boston Europe
  Ltd.(1)..........................         160,000            3,710       *               0            0          *
  Credit Suisse First Boston LLC
  Reorg. Department -- 2nd Floor
  One Madison Avenue
  New York, NY 10010
Custom Investments PCC, Ltd. ......         220,000            5,102       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Deephaven Domestic Convertible
  Trading Ltd(1)...................      22,662,000          525,556       *               0            0          *
  Deephaven Domestic Convertible
  Trading Ltd.
  130 Chesire Lane
  Suite 102
  Minnetonka, MN 55305
Deutsche Bank Securities Inc.(2)...         200,000            4,638       *               0            0          *
  1251 Avenue of the Americas
  26th Floor,
  Mail Stop NYCO7-2638
  New York, NY 10020
Diaco Investments LP...............         360,000            8,348       *               0            0          *
  Diaco Investments
  1271 Avenue of the Americas
  New York, NY 10020
Double Black Diamond Offshore LDC..       7,319,000          169,735       *               0            0          *
  UBS Fund Services [Cayman]
  Limited
  P.O. Box 852
  UBS House, 75 Fort Street
  George Town, Grand Cayman
  Cayman Islands BWI
Georgia Firefighters Pension
  Fund.............................         450,000           10,435       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
GLG Market Neutral Fund............       1,000,000           23,191       *               0            0          *
  GLG Partners LP
  One Curzon Street
  London W1J5HB United Kingdom
Guggenheim Portfolio Co. XV, LLC...       1,360,000           31,539       *               0            0          *
  Ramius Capital Group, LLC
  666 Third Avenue, 26th Floor
  New York, NY 10017
HFR CA Global Select Master Trust
  Account..........................         440,000           10,204       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514
HSBC Asset Management (Americas)
  Inc. for the HSBC Multi-Strategy
  Arbitrage Fund(1)................       1,000,000           23,191       *               0            0          *
  HSBC Asset Management (Americas)
  Inc.
  452 5th Avenue, 18th Floor
  New York, NY 10018

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Huntrise Capital Leveraged
  Partners, LLC....................          31,000              718       *               0            0          *
  Inflective Asset Management, LLC
  1334 Parkview Avenue
  Suite 310
  Manhattan Beach, CA 90266
Indianapolis Life Insurance Co. ...      21,100,000          489,332       *               0            0          *
  Inflective Asset Management, LLC
  1334 Parkview Avenue
  Suite 310
  Manhattan Beach, CA 90266
Inflective Convertible Opportunity
  Fund I, L.P. ....................         725,000           16,813       *               0            0          *
  Inflective Asset Management, LLC
  1334 Parkview Avenue
  Suite 310
  Manhattan Beach, CA 90266
Inflective Convertible Opportunity
  Fund I, LTD. ....................          35,000              811       *               0            0          *
  Inflective Asset Management, LLC
  1334 Parkview Avenue
  Suite 310
  Manhattan Beach, CA 90266
Injured Workers Insurance Fund.....       1,450,000           33,627       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Intl. Truck & Engine Corp. Non
  Contributory Retirement Plan
  Trust............................       1,000,000           23,191       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Intl. Truck & Engine Corp.
  Retirement Plan for Salaried
  Employee's Trust.................       1,700,000           39,424       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Jefferies Umbrella Fund US
  Convertible Bonds................         150,000            3,478       *               0            0          *
  Jefferies Asset Management LTD.
  Uraniastrasse 12
  CH-8023
  Zurich, Switzerland
JP Morgan Securities Inc.(2).......       3,000,000           69,573       *               0            0          *
  500 Stanton Christiana Road
  Newark, DE 19713
KBC Convertible Arbitrage
  Fund(1)..........................      26,590,000          616,651       *               0            0          *
  KBC Financial Products
  140 East 45th Street
  2 Grand Central Tower, 33rd Floor
  New York, NY 10017-3144

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
KBC Convertible Mac 28 Ltd.(1).....       2,127,000           49,327       *               0            0          *
  KBC Financial Products
  140 East 45th Street
  2 Grand Central Tower, 33rd Floor
  New York, NY 10017-3144
KBC Financial Products USA
  Inc.(2)..........................       4,200,000           97,402       *               0            0          *
  KBC Financial Products
  140 East 45th Street
  2 Grand Central Tower, 42nd Floor
  New York, NY 10017-3144
KBC Multi Strategy Arbitrage
  Fund(1)..........................      22,852,000          529,963       *               0            0          *
  KBC Financial Products
  140 East 45th Street
  2 Grand Central Tower, 33rd Floor
  New York, NY 10017-3144
KeySpan Foundation.................          75,000            1,739       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
KeySpan Insurance Company..........         100,000            2,319       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Lehman Brothers(2).................       1,050,000           24,350       *               0            0          *
  745 Seventh Avenue
  16th Floor
  New York, NY 10019
Lord Abbett Investment Trust -- LA
  Convertible Fund.................       1,750,000           40,584       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Lydian Global Opportunities Master
  Fund Limited.....................       7,500,000          173,933       *               0            0          *
  495 Post Road East
  Westport, CT 06880
Lydian Overseas Partners Master
  Fund LP..........................      10,000,000          231,911       *               0            0          *
  495 Post Road East
  Westport, CT 06880
Lyxor/AM Investment Fund LTD. .....       1,870,000           43,367       *               0            0          *
  350 Park Avenue, 4th Floor
  New York, NY 10022
Lyxor/Context Fund LTD(1)..........         650,000           15,074       *               0            0          *
  Context Capital Management, LLC
  12626 High Bluff Drive, #440
  San Diego, CA 92130
Lyxor/Inflective Convertible
  Opportunity Fund LTD. ...........         325,000            7,537       *               0            0          *
  Inflective Asset Management, LLC
  1334 Parkview Avenue
  Suite 310
  Manhattan Beach, CA 90266

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Lyxor Master Fund Ref: Argent/
  LowLev CB c/o Argent.............       1,750,000           40,584       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514
Melody 1AM Ltd.(1).................       1,610,000           37,337       *               0            0          *
  KBC Financial Products
  140 East 45th Street
  2 Grand Central Tower, 33rd Floor
  New York, NY 10017-3144
National Bank of Canada(1).........         550,000           12,755       *               0            0          *
  Context Capital Management, LLC
  12626 High Bluff Drive, #440
  San Diego, CA 92130
National Benefit Life Insurance
  Company(1).......................         112,000            2,597       *               0            0          *
  Citigroup Insurance Company
  242 Trumbull Street
  PO Box 150449
  Hartford, CT 06115-0449
Nomura Securities Int'l Inc(2).....      15,000,000          347,866       *               0            0          *
  Nomura Securities International
  Inc.
  2 World Financial Center, 18th
  Floor
  New York, NY 10281 USA
Partners Group Alternative
  Strategies PCC LTD. .............         800,000           18,552       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514
Primerica Life Insurance
  Company(1).......................       1,031,000           23,910       *               0            0          *
  Citigroup Insurance Company
  242 Trumbull Street
  PO Box 150449
  Hartford, CT 06115-0449
Pyramid Equity Strategies Fund.....         570,000           13,218       *               0            0          *
  25 Deforest Avenue
  Summit, NJ 07901
R2 Investments, LDC(1).............         660,000           15,306       *               0            0          *
  c/o Amalgamated Gadget, L.P. as
  Investment
  Manager
  301 Commerce, Suite 2975
  Ft. Worth, TX 76102
Radian Asset Assurance, Inc. ......       2,625,000           60,876       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Radian Group Convertible
  Securities.......................       1,300,000           30,148       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Radian Guaranty....................       5,950,000          137,987       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Ramius Capital Group(1)............         425,000            9,856       *               0            0          *
  Ramius Capital Group, LLC
  666 Third Avenue, 26th Floor
  New York, NY 10017
Ramius Master Fund, LTD(1).........       6,715,000          155,728       *               0            0          *
  Ramius Capital Group, LLC
  666 Third Avenue, 26th Floor
  New York, NY 10017
RCG Halifax Master Fund, LTD(1)....         425,000            9,856       *               0            0          *
  Ramius Capital Group, LLC
  666 Third Avenue, 26th Floor
  New York, NY 10017
RCG Latitude Master Fund, LTD(1)...       6,885,000          159,670       *               0            0          *
  Ramius Capital Group, LLC
  666 Third Avenue, 26th Floor
  New York, NY 10017
RCG Multi Strategy Master Fund,
  LTD(1)...........................         850,000           19,712       *               0            0          *
  Ramius Capital Group, LLC
  666 Third Avenue, 26th Floor
  New York, NY 10017
Royal Bank of Canada
  (Norshield)(1)...................         475,000           11,015       *               0            0          *
  Context Capital Management, LLC
  12626 High Bluff Drive, #440
  San Diego, CA 92130
Silver Convertible Arbitrage Fund,
  LDC..............................         700,000           16,233       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514
Sphinx Convertible Arbitrage Fund
  SPC..............................         588,000           13,636       *               0            0          *
  Deephaven Domestic Convertible
  Trading Ltd.
  130 Chesire Lane
  Suite 102
  Minnetonka, MN 55305
State of Florida Division of
  Treasury.........................       1,300,000           30,148       *               0            0          *
  Froley Revy Investment Co. Inc.
  10900 Wilshire Blvd. Ste. 900
  Los Angeles, CA 90024
Teachers Insurance and Annuity
  Association of America...........      23,300,000          540,352       *               0            0          *
  TIAA-CREF
  730 Third Avenue
  New York, NY 10017 USA
Thomas Weisel Partners(2)..........       3,500,000           81,168       *               0            0          *
  Thomas Weisel Partners
  1 Montgomery Street, 37th Floor
  San Francisco, CA 94104

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Thrivent Financial For
  Lutherans(1).....................       1,000,000           23,191       *               0            0          *
  Thrivent Financial for Lutherans
  625 Fourth Avenue South
  Minneapolis, MN 55415 USA
Total Fina Elf Finance USA,
  Inc. ............................         300,000            6,957       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Travelers Insurance Company --
  Life(1)..........................       2,604,000           60,389       *               0            0          *
  Citigroup Insurance Company
  242 Trumbull Street
  PO Box 150449
  Hartford, CT 06115-0449
Travelers Insurance Company
  Separate Account TLAC(1).........          88,000            2,040       *               0            0          *
  Citigroup Insurance Company
  242 Trumbull Street
  PO Box 150449
  Hartford, CT 06115-0449
Travelers Life and Annuity
  Company(1).......................         154,000            3,571       *               0            0          *
  Citigroup Insurance Company
  242 Trumbull Street
  PO Box 150449
  Hartford, CT 06115-0449
Travelers Series Trust Convertible
  Bond Portfolio...................       1,500,000           34,786       *               0            0          *
  Citigroup Insurance Company
  242 Trumbull Street
  PO Box 150449
  Hartford, CT 06115-0449
UBS AG f/b/o IPB Client............       1,000,000           23,191       *               0            0          *
  Ferox Capital Management Ltd.
  66 St. James Street
  London, SW1A 1NE
  United Kingdom
University of Arkansas.............         450,000           10,435       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
University of Arkansas
  Foundation.......................         450,000           10,435       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Univest Convertible Arbitrage Fund
  II LTD (Norshield)...............         175,000            4,058       *               0            0          *
  Context Capital Management, LLC
  12626 High Bluff Drive, #440
  San Diego, CA 92130

                                                              ORDINARY SHARES
                                         PRINCIPAL          BENEFICIALLY OWNED         PRINCIPAL        ORDINARY SHARES
                                         AMOUNT OF            UPON CONVERSION       AMOUNT OF NOTES   BENEFICIALLY OWNED
                                     NOTES BENEFICIALLY        OF THE NOTES          BENEFICIALLY       AFTER OFFERING
                                       OWNED THAT MAY     -----------------------     OWNED AFTER     -------------------
NAME OF SELLING SECURITYHOLDER           BE SOLD($)         NUMBER     PERCENTAGE      OFFERING       NUMBER   PERCENTAGE
------------------------------       ------------------   ----------   ----------   ---------------   ------   ----------
Vermont Mutual Insurance Company...         175,000            4,058       *               0            0          *
  Lord, Abbett & Co. LLC
  90 Hudson Street
  Jersey City, NJ 07302
Wachovia Securities International
  Ltd.(1)(2).......................       5,000,000          115,955       *               0            0          *
  201 S. College Street
  Charlotte, NC 28214
White River Securities L.L.C.(2)...       6,250,000          144,944       *               0            0          *
  Bear, Stearns & Co. Inc.
  383 Madison Avenue
  23rd Floor, Global Fund
  New York, NY 10179 USA
Worldwide Transactions Ltd. .......         221,000            5,125       *               0            0          *
  Worldwide Transactions Ltd.
  Washington Mall-Phase I
  Church Street, 3rd Floor
  Hamilton HM 11 Bermuda
Xavex Convertible Arbitrage 5
  Fund.............................         340,000            7,884       *               0            0          *
  Ramius Capital Group, LLC
  666 Third Avenue, 26th Floor
  New York, NY 10017
Xavex Convertible Arbitrage 10
  Fund.............................         640,000           14,842       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200 Chapel Hill, NC 27514
Xavex Convertible Arbitrage 2
  Fund.............................         400,000            9,276       *               0            0          *
  Argent
  55 Vilcom Circle
  Suite 200
  Chapel Hill, NC 27514
Any other holder of notes or future
  transferee, pledgee, donee or
  successor of any holder(3).......      37,136,000          861,272       *               0            0          *


---------------

 *  Less than one percent.

(1) The selling securityholder is an affiliate of a registered broker-dealer and has informed us that it acquired the notes in the ordinary course of business, and at the time of the acquisition of the notes had no agreements, understandings or arrangements with any other persons, either directly or indirectly, to distribute the notes.

(2) The selling securityholder is a registered broker-dealer and an "underwriter" within the meaning of the Securities Act.

(3) Information about other selling securityholders will be set forth in an amendment to the registration statement of which this prospectus is a part and information about future transferees, pledgees, donees or successors of any holder named as a selling securityholder in this prospectus will be set forth in prospectus amendments or supplements, as required.

                         VOTING/INVESTMENT CONTROL TABLE


NAME OF SELLING SECURITYHOLDER                 NATURAL PERSON OR PERSONS WITH VOTING/INVESTMENT CONTROL
------------------------------                 --------------------------------------------------------
Acuity Master Fund, Ltd. ....................  Howard Needle and David J. Harris
Allstate Insurance Company...................  (1)
Allstate Life Insurance Company..............  (1)
AM International E MAC 63 Ltd. ..............  Adam Stern and Mark Friedman
AM Master Fund I, LP.........................  Adam Stern and Mark Friedman
American Investors Life Insurance Co. .......  Thomas J. Ray
AmerUs Life Insurance Company................  Thomas J. Ray
The Animi Master Fund, Ltd. .................  (2)
Arbitex Master Fund L.P. ....................  Clark Hunt, Jonathan Bren and Ken Tananbaum
Argent Classic Convertible Arbitrage Fund
  (Bermuda) Ltd. ............................  Nathanial Brown and Robert Richardson
Argent Classic Convertible Arbitrage Fund II,
  L.P. ......................................  Nathanial Brown and Robert Richardson
Argent Classic Convertible Arbitrage Fund
  L.P. ......................................  Nathanial Brown and Robert Richardson
Argent LowLev Convertible Arbitrage Fund
  LLC........................................  Nathanial Brown and Robert Richardson
Argent LowLev Convertible Arbitrage Fund II,
  LLC........................................  Nathanial Brown and Robert Richardson
Argent LowLev Convertible Arbitrage Fund
  Ltd. ......................................  Nathanial Brown and Robert Richardson
Aviva Life Insurance Co. ....................  David Clott
Aviva Life Insurance Co. ....................  David Clott
Bankers Life Insurance Company of New York...  Thomas J. Ray
Bear, Stearns & Co. Inc. ....................  Yan Erlikh & David Liebowitz
Black Diamond Convertible Offshore LDC.......  Clint D. Carlson
Black Diamond Offshore Ltd. .................  Clint D. Carlson
BTOP Multi Strategy Master Portfolio Ltd. ...  Eric Lobben
Citadel Credit Trading Ltd. .................  (4)
Citadel Equity Fund Ltd. ....................  (4)
Citigroup Global Markets Inc. ...............  (5)
Class C Trading Company, Ltd. ...............  Nathanial Brown and Robert Richardson
Commissioners of the Land Office.............  Maren Lindstrom
Context Convertible Arbitrage Fund, LP.......  Michael Rosen and William Fertig
Context Convertible Arbitrage Offshore Fund,
  LTD. ......................................  Michael Rosen and William Fertig
Credit Suisse First Boston Europe Ltd. ......  Gerry Murtagh
Custom Investments PCC, Ltd. ................  Nathanial Brown and Robert Richardson
Deephaven Domestic Convertible Trading
  Ltd. ......................................  Colin Smith
Deutsche Bank Securities Inc. ...............  (6)
Diaco Investments LP.........................  Simon Glick
Double Black Diamond Offshore LDC............  Clint D. Carlson
Georgia Firefighters Pension Fund............  Maren Lindstrom
GLG Market Neutral Fund......................  (7)
Guggenheim Portfolio Co. XV, LLC.............  Alex Adair
HFR CA Global Select Master Trust Account....  Nathanial Brown and Robert Richardson
HSBC Asset Management (Americas) Inc. for the
  HSBC Multi-Strategy Arbitrage Fund.........  Warren Stein and John Moore Stanley

NAME OF SELLING SECURITYHOLDER                 NATURAL PERSON OR PERSONS WITH VOTING/INVESTMENT CONTROL
------------------------------                 --------------------------------------------------------
Huntrise Capital Leveraged Partners, LLC.....  Thomas J. Ray
Indianapolis Life Insurance Co. .............  Thomas J. Ray
Inflective Convertible Opportunity Fund I,
  L.P. ......................................  Thomas J. Ray
Inflective Convertible Opportunity Fund I,
  LTD. ......................................  Thomas J. Ray
Injured Workers Insurance Fund...............  Maren Lindstrom
Intl. Truck & Engine Corp. Non Contributory
  Retirement Plan Trust......................  Maren Lindstrom
Intl. Truck & Engine Corp. Retirement Plan
  for Salaried Employee's Trust..............  Maren Lindstrom
Jefferies Umbrella Fund US Convertible
  Bonds......................................  Andre Sager and Evelyne Kaser
JP Morgan Securities Inc. ...................  Craig Petherick
KBC Convertible Arbitrage Fund...............  Andrew Preston
KBC Convertible Mac 28 Ltd. .................  Andrew Preston
KBC Financial Products USA Inc. .............  (8)
KBC Multi Strategy Arbitrage Fund............  Andrew Preston
KeySpan Foundation...........................  Maren Lindstrom
KeySpan Insurance Company....................  Maren Lindstrom
Lehman Brothers..............................  Kevin Lowe
Lord Abbett Investment Trust -- LA
  Convertible Fund...........................  Maren Lindstrom
Lydian Overseas Partners Master Fund.........  (9)
Lydian Global Opportunities Master Fund
  Limited....................................  (9)
Lyxor/AM Investment Fund LTD. ...............  (3)
Lyxor/Context Fund LTD. .....................  Michael Rosen and William Fertig
Lyxor/Inflective Convertible Opportunity Fund
  LTD. ......................................  Thomas J. Ray
Lyxor Master Fund Ref: Argent/LowLev CB c/o
  Argent.....................................  Nathanial Brown and Robert Richardson
Melody 1AM Ltd. .............................  Andrew Preston
National Bank of Canada......................  Michael Rosen and William Fertig
National Benefit Life Insurance Company......  David A. Tyson and Robert Simmons
Nomura Securities Int'l Inc. ................  Simon Pharr
Partners Group Alternative Strategies PCC
  LTD. ......................................  Nathanial Brown and Robert Richardson
Primerica Life Insurance Company.............  David A. Tyson and Robert Simmons
Pyramid Equity Strategies Fund...............  Eric Lobben
R2 Investments, LDC..........................  (10)
Radian Asset Assurance, Inc. ................  Maren Lindstrom
Radian Group Convertible Securities..........  Maren Lindstrom
Radian Guaranty..............................  Maren Lindstrom
Ramius Capital Group.........................  Alex Adair
Ramius Master Fund, LTD. ....................  Alex Adair
RCG Halifax Master Fund, LTD. ...............  Alex Adair
RCG Latitude Master Fund, LTD. ..............  Alex Adair
RCG Multi Strategy Master Fund, LTD. ........  Alex Adair
Royal Bank of Canada (Norshield).............  Michael Rosen and William Fertig

NAME OF SELLING SECURITYHOLDER                 NATURAL PERSON OR PERSONS WITH VOTING/INVESTMENT CONTROL
------------------------------                 --------------------------------------------------------
Silver Convertible Arbitrage Fund, LDC.......  Nathanial Brown and Robert Richardson
Sphinx Convertible Arbitrage Fund SPC........  Colin Smith
State of Florida Division of Treasury........  Ann Houlihan
Teachers Insurance and Annuity Association of
  America....................................  Elizabeth Black and Edward L Toy
Thomas Weisel Partners.......................  Tim Heekin
Thrivent Financial For Lutherans.............  (11)
Total Fina Elf Finance USA, Inc. ............  Maren Lindstrom
Travelers Insurance Company -- Life..........  David A. Tyson and Robert Simmons
Travelers Insurance Company Separate Account
  TLAC.......................................  David A. Tyson and Robert Simmons
Travelers Life and Annuity Company...........  David A. Tyson and Robert Simmons
Travelers Series Trust Convertible Bond
  Portfolio..................................  David A. Tyson and Robert Simmons
UBS AG f/b/o IPB Client......................  Alexander Warren
University of Arkansas.......................  Maren Lindstrom
University of Arkansas Foundation............  Maren Lindstrom
Univest Convertible Arbitrage Fund II LTD
  (Norshield)................................  Michael Rosen and William Fertig
Vermont Mutual Insurance Company.............  Maren Lindstrom
Wachovia Securities International Ltd. ......  Eric Peyton
White River Securities L.L.C. ...............  Yan Erlikh & David Liebowitz
Worldwide Transactions Ltd. .................  (12)
Xavex Convertible Arbitrage 5 Fund...........  Alex Adair
Xavex Convertible Arbitrage 10 Fund..........  Nathanial Brown and Robert Richardson
Xavex Convertible Arbitrage 2 Fund...........  Nathanial Brown and Robert Richardson


---------------

 (1) The securityholder is a wholly owned subsidiary of The Allstate Corporation, a reporting entity with the Securities and Exchange Commission. The Allstate Corporation has voting and investment control over the securities held by the securityholder.

 (2) Archeus Capital Management, LLC is the Investment Manager for The Animi Master Fund, Ltd., the selling securityholder. Peter Hirsch is a Managing Member of Archeus Capital Management, LLC and its Chief Investment Officer on behalf of The Animi Master Fund, Ltd. and, as a result, exercises voting and dispositive power of the securities held by the selling securityholder. Mr. Hirsch disclaims beneficial ownership of the securities held by the Animi Master Fund, Ltd.


 (3) AM Investment Partners LLC has the authority to vote over the Company's securities as Investment Managers. The principals of AM Investment Partners LLC are Adam Stern and Mark Friedman and as a result, the exercise voting and investment control over the securities held by the selling securityholder.


 (4) Citadel Limited Partnership ("Citadel") is the trading manager of this securityholder and consequently has investment discretion over the referenced securities held by the securityholder. Citadel disclaims beneficial ownership of the shares beneficially owned by the securityholder. Kenneth C. Griffin indirectly controls Citadel and therefore has ultimate investment discretion over securities held by the securityholder. Mr. Griffin disclaims beneficial ownership of the shares held by the securityholder.

 (5) Citigroup Global Markets Inc. is an indirect wholly owned subsidiary of Citigroup Inc., which is a reporting company under the Exchange Act.

 (6) The securityholder is a reporting entity with the Securities and Exchange Commission.

 (7) GLG Market Neutral Fund is a publicly owned company listed on the Irish Stock Exchange. GLG Partners LP, an English limited partnership, acts as the investment manager of the fund and has voting and dispositive power over the securities held by the fund. The general partner of GLG Partners LP GLG Partners Limited, an English limited company. The shareholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green, Philippe Jabre and Lehman (Cayman) Limited, a subsidiary of Lehman Brothers, Inc., a publicly held entity, and as a result, each has voting and dispositive power over the securities held by the selling securityholder. GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange, Jonathan Green, Philippe Jabre and Lehman (Cayman) Limited disclaim beneficial ownership of the securities held by the fund, except for their pecuniary interest therein.

 (8) KBC Financial Products USA Inc. exercises voting and investment control over any ordinary shares issuable upon conversion of the notes owned by this selling securityholder. Luke Edwards, Managing Director, exercises voting and investment control on behalf of KBC Financial Products USA Inc.

 (9) Lydian Asset Management is the investment advisor for the selling securityholder. David Friezo is a principal of Lydian Asset Management and, as a result, exercises voting and dispositive power over the securities held by the selling securityholder.

(10) Amalgamated Gadget, L.P. has the sole power to vote or direct the vote and to dispose or direct the disposition of the securities pursuant to an Investment Management Agreement with R2 Investments, LDC. Amalgamated Gadget, L.P. is controlled by Scepter Holdings, Inc., its sole general partner, which is in turn controlled by Geoffrey Raynor, the president and sole shareholder of Scepter Holdings, Inc.

(11) John Pickering, Michael Swendsen, Mark Swanson and Rand Mattsson

(12) Pursuant to an Investment Management Agreement, between Carlson Capital, L.P. and Worldwide Transactions Ltd., Carlson Capital, L.P. exercises voting and investment control over the securities held by the selling securityholder. Clint D. Carlson is the CIO of Carlson Capital, L.P. and therefore exercises voting and investment control over the securities held by the selling securityholder. Mr. Carlson disclaims beneficial ownership of the securities held by the selling securityholder.

                              PLAN OF DISTRIBUTION

     We will not receive any of the proceeds from the sale of the notes and the ordinary shares issuable upon conversion of the notes offered by this prospectus. The selling securityholders may offer and sell the notes and ordinary shares covered by this prospectus from time to time. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. If the notes and the ordinary shares issuable upon conversion of the notes are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. Such notes and shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time or at negotiated prices. Such sales may be effected in one or more transactions, which may involve block transactions:

     - on any national securities exchange or quotation service on which the notes and shares may be listed or quoted at the time of sale;

     - in the over-the-counter market; or

     - in transactions otherwise than on such exchanges or services or in the over-the-counter market.

     In addition, the selling securityholders may sell ordinary shares issuable upon conversion of the notes by one or more of, or a combination of, the following methods:

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - in privately negotiated transactions; and

     - in options transactions.

     In addition, the selling securityholders may sell any shares that qualify for sale under Rule 144 rather than pursuant to this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the notes and the ordinary shares issuable upon conversion of the notes, the selling securityholders may pledge the notes and the ordinary shares issuable upon conversion of the notes to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged notes and the ordinary shares issuable upon conversion of the notes pursuant to this prospectus, as supplemented or amended to reflect such transaction. The selling securityholders may also loan the notes and the ordinary shares issuable upon conversion of the notes to a broker-dealer that in turn may sell the securities.

     In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in customary or specifically negotiated amounts.

     In offering the notes and ordinary shares issuable upon conversion of the notes covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be treated as "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions.

     Our ordinary shares are listed on the New York Stock Exchange.

     In order to comply with the securities laws of some states, if applicable, the selling securityholders may be required to sell their notes and ordinary shares issuable upon conversion of the notes in such jurisdictions only through registered or licensed brokers or dealers. In addition, some states may restrict the selling securi-tyholders from selling notes and ordinary shares issuable upon conversion of the notes unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of notes and ordinary shares issuable upon conversion of the notes in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus, as it may be supplemented or amended from time to time, available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act with respect to our ordinary shares. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the notes and ordinary shares issuable upon conversion of the notes against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of notes and ordinary shares issuable upon conversion of the notes is made, if required, we will distribute a prospectus supplement that will set forth the number of notes and ordinary shares issuable upon conversion of the notes being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. In addition, to the extent required, we may amend or supplement this prospectus from time to time to describe a particular plan of distribution.

     In addition, upon receiving notice from a selling securityholder that a donee, pledgee or transferee or other successor-in-interest intends to sell notes or ordinary shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the transferee.

     We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act.

     We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) the date there are no longer any registrable securities and (2) the date on which all of the securities being offered hereby held by persons that are not our affiliates can be sold under Rule 144(k) under the Securities Act, whichever occurs first.

                                 LEGAL MATTERS

     The validity of the ordinary shares and the notes offered hereby will be passed upon for us by Carey Olsen, Island of Guernsey.

     Certain legal matters in connection with the offering will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

     Carey Olson has rendered an opinion as to the validity of the Notes and Wilmer Cutler Pickering Hale and Dorr LLP has rendered an opinion that the Notes are binding obligations of the Company under the laws of the state of New York. The foregoing opinions are exhibits to the registration statement of which this prospectus is included and are subject to the qualifications and assumptions set forth in such opinions.

                                    EXPERTS


     The consolidated financial statements and schedule of Amdocs Limited appearing in Amdocs Limited's Annual Report (Form 20-F) for the year ended September 30, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                      ENFORCEABILITY OF CIVIL LIABILITIES

     We are incorporated under the laws of the Island of Guernsey. Several of our directors and officers are not residents of the United States, and a significant portion of our assets and the assets of those persons are located outside the United States. Where legal proceedings are commenced in the courts of the United States under the civil liability provisions of the U.S. federal securities laws against us, our officers or directors resident in a foreign country, or against any underwriters or experts named in the registration statement, the question of service will be governed by U.S. law for the purposes of the action.

     The United States and the United Kingdom are parties to the Hague Convention of November 15, 1965 on the service abroad of judicial and extrajudicial documents in civil and commercial matters (the "Hague Convention") and the United Kingdom has extended the application of the Hague Convention to the Channel Islands, including Guernsey. It is expected that it would be possible for U.S. court documents to be served in Guernsey on us, our officers or directors, or any underwriters or experts named in the registration statement (provided such persons are resident in Guernsey) in the manners permitted under the terms of the Hague Convention.

     It is doubtful that the Royal Court of Guernsey would recognize service of Guernsey legal proceedings on us or any officer or director, or any underwriter or expert named in the registration statement, outside of Guernsey unless permission had first been obtained from that court so to do. The Royal Court of Guernsey does recognize service of Guernsey legal proceedings by the Sergeant's office in Guernsey on us at our registered office in Guernsey.

     We have been advised by Carey Olsen, our Guernsey counsel, that there is doubt as to the enforceability against our directors and officers in Guernsey, whether in original actions in a Guernsey court or in actions in a Guernsey court for the enforcement of judgments of a U.S. court, of civil liabilities predicated solely upon the laws of the United States, including the federal securities laws.

     If non-Guernsey resident investors obtained a judgment based on the civil liability provisions of the U.S. federal securities laws from the Royal Court of Guernsey against us, our officers or directors, underwriters or experts named in the registration statement, such judgment would be enforceable against any of the defendants in the same manner as any judgment of the Royal Court of Guernsey. That is to say that the judgment creditors would be entitled to enforce their judgment against any Guernsey assets (whether personalty or realty) of the judgment debtors.

     There is no statutory regime under which the reciprocal enforcement of judgments may be effected between the United States and Guernsey. However, subject to certain time and other limitations, the Royal Court of Guernsey may permit the foreign judgment creditor to sue in Guernsey on the foreign judgment.

     In order for the Royal Court of Guernsey to entertain an action to sue on a foreign judgment, it is expected that the following criteria would have to be met:

          1. The foreign court is recognized by the Royal Court of Guernsey as having jurisdiction to determine the dispute. It is likely that such jurisdiction will be recognized in the following circumstances:

        - If the judgment debtor was present in the foreign country at the time the foreign proceedings were instituted;

        - If the judgment debtor was claimant or counterclaimant in the proceedings in the foreign court;

        - If the judgment debtor, being a defendant in the foreign court, submitted to the jurisdiction of that court by voluntarily appearing in the proceedings; or

        - If the judgment debtor, being a defendant in the original court, had before the commencement of the proceedings agreed, in respect of the subject matter of the proceedings to submit to the jurisdiction of that court or of the courts of that country.

          2. The foreign judgment was not obtained by fraud, is not contrary to public policy in Guernsey and the proceedings were not contrary to the principles of natural justice. This is likely to include the requirement that the judgment debtor was given sufficient notice of the proceedings.

          The foreign judgment must be final and conclusive on the merits and is for a definite sum of money, other than a sum in respect of taxes, fines or other penalties.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC, under Sections 13(a), 13(c) or 15(d) of the Exchange Act, including any filings or submissions after the date of this prospectus, until the selling securityholders have sold all of the ordinary shares to which this prospectus relates:


     - Our annual report on Form 20-F for the fiscal year ended September 30, 2004, filed on December 30, 2004;



     - Our reports on Form 6-K with respect to our offering of 0.50% Convertible Senior Notes due 2024, filed on March 1, March 2 and March 5, 2004; and


     - The description of our ordinary shares contained in our Registration Statement on Form 8-A filed on June 17, 1998 under Section 12 of the Exchange Act, including any amendment or report updating this description.

     The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in (1) this prospectus or
(2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

     You may request a copy of any or all of the documents referred to above other than exhibits to such documents that are not specifically incorporated by reference therein. Written or telephone requests should be directed to Thomas G. O'Brien, Secretary and Treasurer, Amdocs, Inc., 1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017, telephone (314) 212-8328. Copies of such documents may also be obtained from various alternative sources. See "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the reporting requirements of foreign private issuers under the Exchange Act. Pursuant to the Exchange Act, we file reports with the SEC, including an Annual Report on Form 20-F, and we submit reports to the SEC, including Reports of Foreign Private Issuers on Form 6-K. These reports and other information may be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, N.W, Judiciary Plaza, Washington, D.C. 20549-1004. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports and information statements and other information filed electronically with the SEC are available at the SEC's website at http://www.sec.gov. Some of this information may also be found on our website at www.amdocs.com.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our ordinary shares, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Guernsey law permits a company's articles of association to provide for the indemnification of officers and directors except to the extent that such a provision may be held by the courts of Guernsey to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime) and except to the extent that Guernsey law prohibits the indemnification of any director against any specific provisions of Guernsey Company law under which personal liability may be imposed or incurred.


     Under our Articles of Association, we are obligated to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or agent of Amdocs, provided that we have no such obligation to indemnify any such persons for any claims they incur or sustain by or through their own willful act or default.

     We have entered into an indemnity agreement with our directors and some of our officers, under which we have agreed to pay the indemnified party the amount of Loss (as defined therein) suffered by that party due to claims made against that party for a Wrongful Act (as defined therein).

ITEM 9.  EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 4.1      Memorandum and Articles of Association of Amdocs Limited
          (incorporated by reference to Exhibits 3.1 and 3.2 to
          Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826)
 4.2      Specimen Certificate for the ordinary shares of Amdocs
          Limited (incorporated by reference to Exhibit 4.1 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826)
 4.3      Indenture, dated March 5, 2004, between Amdocs Limited and
          The Bank of New York, as trustee, for 0.50% Convertible
          Senior Notes due 2024 (incorporated by reference to Exhibit
          99.1 to Amdocs' Report on Form 6-K, filed March 5, 2004)
 4.4      Registration Rights Agreement, dated March 5, 2004, among
          Amdocs Limited and Morgan Stanley & Co. Incorporated,
          Goldman, Sachs & Co. and Merrill Lynch, Pierce Fenner &
          Smith Incorporated (incorporated by reference to Exhibit
          99.2 to Amdocs' Report on Form 6-K, filed March 5, 2004)
 5.1*     Opinion of Carey Olsen.
 5.2*     Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12.1*     Computation of Ratio of Earnings to Fixed Charges.
23.1      Consent of Ernst & Young LLP.
23.3*     Consent of Carey Olsen (included in Exhibit 5.1).
23.4*     Consent of Wilmer Cutler Pickering Hale and Dorr LLP
          (included in Exhibit 5.2).
24.1*     Power of Attorney.
24.2      Power of Attorney.
25.1*     Form T-1, Statement of Eligibility under the Trust Indenture
          Act of The Bank of New York.
99.1*     Share Purchase Agreement dated as of May 28, 2003 between
          Amdocs Holdings ULC and Bell Canada.
99.2*+    Software Master Agreement between Amdocs Software Systems
          Limited and SBC Services, Inc., effective December 10, 2003.
99.3*+    Agreement between Amdocs Inc. and SBC Services, Inc. for
          Software and Professional Services, effective August 7,
          2003.

---------------

* Previously filed.

+ Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission.

ITEM 10.  UNDERTAKINGS.

     Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 27th day of January, 2005.


                                                         AMDOCS LIMITED

                                                         By:            /s/ THOMAS G. O'BRIEN
                                                              ------------------------------------------
                                                              Thomas G. O'Brien
                                                              Treasurer and Secretary
                                                              Authorized U.S. Representative


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

*                                              Chairman of the Board         January 27, 2005
-------------------------------------
Bruce K. Anderson


           /s/ DOV BAHARAV                    Director and Principal         January 27, 2005
-------------------------------------            Executive Officer
             Dov Baharav


          /s/ RON MOSKOVITZ                Principal Accounting Officer      January 27, 2005
-------------------------------------
            Ron Moskovitz


*                                                    Director                January 27, 2005
-------------------------------------
Robert A. Minicucci


*                                                    Director                January 27, 2005
-------------------------------------
Adrian Gardner


*                                                    Director                January 27, 2005
-------------------------------------
Julian A. Brodsky


*                                                    Director                January 27, 2005
-------------------------------------
Charles E. Foster


*                                                    Director                January 27, 2005
-------------------------------------
Eli Gelman


*                                                    Director                January 27, 2005
-------------------------------------
James S. Kahan

              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----


*                                                    Director                January 27, 2005
-------------------------------------
Nehmeia Lemelbaum


*                                                    Director                January 27, 2005
-------------------------------------
John T. McLennan


*                                                    Director                January 27, 2005
-------------------------------------
Simon Olswang


*                                                    Director                January 27, 2005
-------------------------------------
Mario Segal


*By:       /s/ THOMAS G. O'BRIEN
       ------------------------------
             Thomas G. O'Brien
              Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 4.1      Memorandum and Articles of Association of Amdocs Limited
          (incorporated by reference to Exhibits 3.1 and 3.2 to
          Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826)
 4.2      Specimen Certificate for the ordinary shares of Amdocs
          Limited (incorporated by reference to Exhibit 4.1 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826)
 4.3      Indenture, dated March 5, 2004, between Amdocs Limited and
          The Bank of New York, as trustee, for 0.50% Convertible
          Senior Notes due 2024 (incorporated by reference to Exhibit
          99.1 to Amdocs' Report on Form 6-K, filed March 5, 2004)
 4.4      Registration Rights Agreement, dated March 5, 2004, among
          Amdocs Limited and Morgan Stanley & Co. Incorporated,
          Goldman, Sachs & Co. and Merrill Lynch, Pierce Fenner &
          Smith Incorporated (incorporated by reference to Exhibit
          99.2 to Amdocs' Report on Form 6-K, filed March 5, 2004)
 5.1*     Opinion of Carey Olsen.
 5.2*     Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.
12.1*     Computation of Ratio of Earnings to Fixed Charges.
23.1      Consent of Ernst & Young LLP.
23.3*     Consent of Carey Olsen (included in Exhibit 5.1).
23.4*     Consent of Wilmer Cutler Pickering Hale and Dorr LLP
          (included in Exhibit 5.2).
24.1*     Power of Attorney.
24.2      Power of Attorney.
25.1*     Form T-1, Statement of Eligibility under the Trust Indenture
          Act of The Bank of New York.
99.1*     Share Purchase Agreement dated as of May 28, 2003 between
          Amdocs Holdings ULC and Bell Canada.
99.2*+    Software Master Agreement between Amdocs Software Systems
          Limited and SBC Services, Inc., effective December 10, 2003.
99.3*+    Agreement between Amdocs Inc. and SBC Services, Inc. for
          Software and Professional Services, effective August 7,
          2003.


---------------

* Previously filed.

+ Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission.